                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /   Preliminary Proxy Statement
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:  N/A

      (2)  Aggregate number of securities to which transaction applies:  N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

      (4)  Proposed maximum aggregate value of transaction:  N/A

      (5)  Total fee paid:  $0


/ / Fee paid previously with preliminary materials:  N/A

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

     The Annual General Meeting of Shareholders of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the 'Company'), a Bermuda company, will be held at the offices of Conyers Dill & Pearman, Clarendon House, Church Street, Hamilton HM CX, Bermuda, on June 5, 1998 at 10:00 A.M., for the following purposes:

       1.  To elect seven directors to serve until the next Annual General Meeting of
           Shareholders;

       2.  To consider and act upon a proposal to set the maximum number of directors to serve on the Board of Directors until the next Annual General Meeting of Shareholders at ten;

       3.  To consider and act upon a proposal to amend the Company's 1995 Stock Option Plan to
           (a) increase the maximum number of shares of the Company's Common Stock reserved for issuance upon the exercise of options granted pursuant to the 1995 Stock Option Plan by 2,000,000 shares from 1,200,000 shares to 3,200,000 shares and (b) authorize the grant of options to purchase shares of Class B Common Stock of the Company to eligible persons in an amount not to exceed 10% of the number of shares of Company
           Common Stock for which options may be granted under the 1995 Stock Option Plan;

       4.  To consider and act upon a proposal to grant to Ronald S. Lauder options to purchase
           100,000 shares of Class B Common Stock of the Company pursuant to the Company's 1995
           Amended Stock Option Plan;

       5.  To consider and act upon a proposal to adopt the Director, Officer and Senior
           Executive Co-Investment Plan of the Company, which includes the ability of the
           Company to make matching loans in the aggregate amount of $2,000,000 to senior executives for the purchase of shares of the Company's Common Stock;

       6.  To consider and act upon a proposal to approve certain stock depreciation protection provisions in Leonard M. Fertig's severance agreement;

       7.  To receive and adopt the financial statements of the Company for the Company's fiscal year ended December 31, 1997 together with the auditors' report thereon; and

       8.  To appoint Arthur Andersen & Co. as auditors for the Company and to authorize the directors to approve their fee.

     The approval and adoption of each matter to be presented to the shareholders is independent of the approval and adoption of each other matter to be presented to the shareholders.

     Only shareholders of record at the close of business on April 27, 1998 are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,


                                          NICOLAS G. TROLLOPE
                                          Secretary


Hamilton, Bermuda
May 6, 1998


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES WILL BE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                            ------------------------

           PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  JUNE 5, 1998

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the 'Company' or 'CME'), a Bermuda company, for use at the Annual General Meeting of Shareholders of the Company (the 'Meeting') to be held at the offices of Conyers, Dill & Pearman, Clarendon House, Church Street, Hamilton HM CX, Bermuda, on June 5, 1998, at 10:00 A.M., and at any adjournments thereof.

     Shareholders may vote their shares either by signing and returning the proxy card accompanying this Proxy Statement or by touchtone telephone. Instructions for telephone voting are set forth on the accompanying proxy card. Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the total number of votes entitled to be cast on each matter to be voted upon at the Meeting constitutes a quorum as to each such matter. Abstentions and broker 'non-votes' are included in the determination of the number of shares present at the Meeting for quorum purposes, but abstentions and broker 'non-votes' are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner or has discretionary power but elects not to exercise it.


     The registered office of the Company is located at Clarendon House, Church Street, Hamilton HM CX, Bermuda. Certain of the Central European Media Enterprises Ltd. group of companies also maintain offices at 18 D'Arblay Street, London W1V 3FP, England. The date on which this Proxy Statement and the enclosed form of proxy will be first sent to shareholders is on or about May 6, 1998.



     Shareholders of record of the Class A Common Stock, par value $.01 per share, of the Company (the 'Class A Common Stock') at the close of business on April 27, 1998 shall be entitled to one vote for each share then held. Shareholders of record of the Class B Common Stock, par value $.01 per share, of the Company (the 'Class B Common Stock') at the close of business on April 27,

1998 shall be entitled to ten votes for each share then held. The Class A Common Stock and the Class B Common Stock shall be voted on all matters presented as a single class. There were issued and outstanding at the close of business on April 27, 1998, 17,225,598 shares of Class A Common Stock and 6,888,387 shares of Class B Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 27, 1998 with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock and also sets forth certain information with respect to voting power and percentage of ownership as of April 27, 1998, by (i) each shareholder known by the Company to beneficially own more than 5% of any class of the Company's outstanding voting securities, (ii) each director and nominee for director of the Company, (iii) the Chief Executive Officer, the former Chief Executive Officer and each other executive officer and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power over the shares beneficially owned by such person.


                                    BENEFICIAL OWNERSHIP        BENEFICIAL OWNERSHIP         COMMON STOCK
                                         OF CLASS A                  OF CLASS B         -----------------------
                                       COMMON STOCK(a)              COMMON STOCK          % OF
                                    ---------------------       ---------------------    VOTING         %
NAME OF BENEFICIAL OWNER             NUMBER       PERCENT        NUMBER       PERCENT   POWER(b)   OWNERSHIP(b)
----------------------------------  ---------     -------       ---------     -------   --------   ------------
Ronald S. Lauder(1)(11)...........    320,000(18)    1.8%       4,940,595(27)   80.3%     62.2%        21.5%
Michel Delloye....................         --(19)     --               --         --        --           --
Leonard M. Fertig(c)..............    498,805(20)    2.7               --         --         *          2.0
Andrew Gaspar(1)(12)(d)...........    744,582(21)    4.1               --         --         *          3.1
Peter R. Goldscheider.............         --         --               --         --        --           --
Robert A. Rayne...................      5,000(22)      *               --         --         *            *
Herbert S. Schlosser..............     60,500(23)      *               --         --         *            *
Nicolas G. Trollope(2)............      1,700          *               --         --         *            *
John A. Schwallie.................     85,000(24)      *               --         --         *            *
Frederic T. Klinkhammer...........      1,000(25)      *               --         --         *            *
All directors and executive
  officers as a group (10
  persons)........................  1,716,587(26)    9.2        4,940,595(27)   80.3      63.3         26.7
Robert R. Grusky..................         --         --               --         --        --           --
Mercury Asset Management plc(3)...  2,169,950       12.1               --         --       2.7          9.0
Genesis Asset Managers
  Limited(4)......................  1,770,616        9.9               --         --       2.2          7.3
Warburg, Pincus Counsellors,
  Inc.(5).........................  1,742,400        9.7               --         --       2.2          7.2
Dresdner Bank AG(6)(13)...........  1,505,100        8.4               --         --       1.9          6.2
RCM Capital Management

  L.L.C.(7)(14)...................  1,505,100        8.4               --         --       1.9          6.2
The Capital Group Companies,
  Inc.(8).........................  1,227,000        6.8               --         --       1.5          5.1
Leonard A. Lauder(9)(15)..........         --         --        1,368,568       22.3      17.2          5.7
EL/RSLG Media, Inc.(1)(16)........         --         --          646,895       10.5       8.1          2.7
Mark Palmer(10)(17)...............         --         --          400,060        6.5       5.0          1.7


------------------
  * Less than 1.0%

 (a) Does not include 6,062,328 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Includes as shares of Class A Common Stock 738,590 shares of Class B Common Stock beneficially owned by Andrew Gaspar which are currently in the process of being converted. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock for no additional consideration on a share-for-share basis.


 (b) Represents the percentage of total voting power and the percentage ownership of the Class A Common Stock and the Class B Common Stock currently beneficially owned by each identified shareholder and all

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     directors and executive officers as a group. The Class A Common Stock and the Class B Common Stock are the only authorized classes of the Company's capital stock with shares outstanding. Includes as shares of Class A Common Stock and not as shares of Class B Common Stock 738,590 shares of Class B Common Stock beneficially owned by Andrew Gaspar which are currently in the process of being converted into shares of Class A Common Stock.



 (c) Resigned from the Company's Board of Directors on May 1, 1998.


 (d) Not standing for re-election to the Company's Board of Directors.

 (1) The address of each of the shareholders indicated is Suite 4200, 767 Fifth Avenue, New York, New York 10153.

 (2) These shares are owned beneficially by the Proverbs Trust of which Mr. Trollope and his wife are co-trustees and beneficiaries.

 (3) Information in respect of the beneficial ownership of Mercury Asset Management plc (other than percentage ownership) is based upon a statement on Schedule 13D filed by such person. The address of Mercury Asset Management plc is 33 King William Street, London, EC4R 9AS, England.

 (4) Information in respect of the beneficial ownership of Genesis Asset Managers Limited (other than its percentage ownership) is based upon a statement on Schedule 13G filed by such person. The address of Genesis Asset Managers Limited is Harbour Court, Les Amballes, St. Peter Port, Guernsey, Channel Islands.

 (5) Information in respect of the beneficial ownership of Warburg, Pincus Counsellors, Inc. (other than its percentage ownership) is based upon a statement on Schedule 13G filed by such person. The address of Warburg, Pincus Counsellors, Inc. is 466 Lexington Avenue, New York, New York 10017.

 (6) Information in respect of the beneficial ownership of Dresdner Bank AG (other than percentage ownership) is based upon a statement on Schedule 13G filed by such person. The address of Dresdner Bank AG is Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany. Dresdner Bank AG reported beneficial ownership of 1,505,100 shares, but only to the extent that it is deemed to have beneficial ownership of securities beneficially owned by RCM Capital Management, L.L.C., a wholly-owned subsidiary of Dresdner Bank AG.

 (7) Information in respect of the beneficial ownership of RCM Capital Management, L.L.C. (other than percentage ownership) is based upon a statement on Schedule 13G filed jointly by such person, RCM Limited L.P. and RCM General Corporation. The address of each of these shareholders is Four Embarcadero Center, Suite 2900, San Francisco, California 94111.

 (8) Information in respect of the beneficial ownership of The Capital Group Companies, Inc. (other than its percentage ownership) is based upon a statement on Schedule 13G filed by such person. The address of The Capital Group Companies, Inc. is 333 South Hope Street, Los Angeles, California 90071. The Capital Group Companies, Inc. disclaims beneficial ownership of all of these shares.


 (9) Information in respect of the beneficial ownership of Leonard A. Lauder (other than his percentage ownership) is based upon a statement on Schedule 13D filed by such person. The address of Mr. Leonard Lauder is c/o The Estee Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.



(10) Information in respect of the beneficial ownership of Mark Palmer (other than his percentage ownership) is based upon information contained in the stock ledger for the Company's Class B Common Stock. The address of Mr. Palmer is 4437 Reservoir Road, N.W., Washington, D.C. 20007.



(11) 120,034 of these shares of Class B Common Stock are owned directly by Ronald S. Lauder, 3,385,417 of these shares of Class B Common Stock are owned beneficially by RSL Investments Corporation and



                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     577,788 of these shares of Class B Common Stock are owned beneficially by Duna Investments, Inc., both of which are owned by Mr. Lauder. 210,461 of these shares of Class B Common Stock are held by RAJ Family Partners L.P. and beneficially owned by Mr. Lauder, and 646,895 of these shares of Class B Common Stock are held by EL/RSLG Media, Inc., of which 50% of the common stock outstanding is beneficially owned by the 1995 Estee Lauder RSL Trust and beneficially owned by Mr. Lauder.


(12) 5,992 of these shares are owned directly by Mr. Gaspar and 738,590 of these shares are owned beneficially by Bukfenc Inc., which is wholly-owned by Mr. Gaspar and members of his family.



(13) These shares are also included in the shares reported as being beneficially owned by RCM Capital Management, L.L.C., which is a wholly-owned subsidiary of Dresdner Bank AG.



(14) These shares are also included in the shares reported as being beneficially owned by Dresdner Bank AG, the parent holding company of RCM Capital Management, L.L.C.



(15) 285,239 of these shares of Class B Common Stock are owned directly by Leonard A. Lauder. 646,895 of these shares of Class B Common Stock are held by EL/RSLG Media, Inc., of which 50% of the common stock outstanding is beneficially owned by the 1995 Estee Lauder LAL Trust, of which Leonard A. Lauder is a co-trustee and beneficiary. 436,434 of these shares of Class B Common Stock are held by LWG Family Partners L.P., a partnership whose managing partner is a corporation which is one-third owned by Mr. Lauder.



(16) These shares are also included in the shares reported as being beneficially owned by Ronald S. Lauder and Leonard A. Lauder.



(17) 7,593 of these shares are owned directly by Mr. Palmer and 392,467 of these shares are owned beneficially by Democracy, Inc., which is wholly-owned by Mr. Palmer.




(18) Represents shares of Class A Common Stock underlying warrants which are currently exercisable at exercise prices per share of $16.10 and $30.25 on 250,000 and 70,000 shares of Class A Common Stock, respectively. Does not include 10,000 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.



(19) Does not include 225,000 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.



(20) Includes 325,000 shares of Class A Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days at exercise prices per share of $14.00, $19.13, $21.75 and $23.00 on 25,000, 200,000, 50,000 and 50,000 shares of Class A Common Stock, respectively.



(21) Includes 738,590 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock which are currently in the process of being converted. 385,000 of such shares have since been sold. Does not include 10,000 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.



(22) Represents shares of Class A Common Stock underlying options which are currently exercisable at an exercise price per share of $21.75. Does not include 15,000 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.



(23) Includes 57,500 shares of Class A Common Stock underlying options which are currently exercisable at exercise prices per share of $14.00, $14.63, $24.50 and $21.75 on 10,000, 25,000, 10,000 and 12,500 shares of Class A
     Common Stock, respectively. Does not include 32,500 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)


(24) Represents shares of Class A Common Stock underlying options which are currently exercisable at exercise prices per share of $14.00, $14.63 and $20.75 on 10,000, 50,000 and 25,000 shares of Class A Common Stock, respectively. Does not include 80,000 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.



(25) Does not include 150,000 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.



(26) Includes 472,500 shares of Class A Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days and 320,000 shares of Class A Common Stock underlying warrants which are currently exercisable. Does not include 522,500 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.



(27) Does not include 100,000 shares of Class B Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ('Section 16 Reports') with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1997, all filing requirements under
Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

                             ELECTION OF DIRECTORS

     Seven directors will be elected at the Meeting to serve until the Company's next annual general meeting of shareholders. The election of directors requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the persons listed below. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. All nominees are currently directors, except for Mr. Robert R. Grusky. There is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director.

                                                                                                    YEAR
                                                                                                  BECAME A
NAME OF NOMINEE                                        PRINCIPAL OCCUPATION              AGE      DIRECTOR
------------------------------------------  ------------------------------------------   ----   ------------
Ronald S. Lauder..........................  Nonexecutive Chairman of the Board of the     54        1994
                                              Company; Chairman of RSL Communications,
                                              Ltd.
Michel Delloye............................  President and Chief Executive Officer of      41        1998
                                              the Company
Peter R. Goldscheider.....................  Managing Partner of European Privatization    54        1998
                                              and Investment Corporation
Robert A. Rayne...........................  Director of London Merchant Securities plc    49        1996
Herbert S. Schlosser......................  Senior Advisor, Schroder & Co. Inc.           71        1994
Nicolas G. Trollope.......................  Partner, Conyers Dill & Pearman               50        1994
Robert R. Grusky..........................  President, RSL Investments Corporation        40      nominee
                                                                                                for initial
                                                                                                  election

     Ronald S. Lauder, a founder of the Company, has served as nonexecutive Chairman of the Board of the Company since its incorporation in 1994. He is also the co-founder and has served as the Chairman of RSL Communications, Ltd. ('RSLC'), an international telecommunications company, since 1994. Mr. Lauder is a principal shareholder of The Estee Lauder Companies Inc. ('Estee Lauder') and has served as Chairman of Estee Lauder International and Chairman of Clinique Laboratories, Inc., divisions of Estee Lauder, since returning to the private sector from government service in 1987. From 1986 until 1987, Mr. Lauder served as U.S. Ambassador to Austria. From 1983 to 1986, Mr. Lauder served as Deputy Assistant Secretary of Defense for European and NATO Affairs. Mr. Lauder currently is a director of Estee Lauder. He is Chairman of the Board of Trustees of the Museum of Modern Art, President of the Jewish National Fund, Chairman of the International Public Committee of the World Jewish Restitution Organization, Treasurer of the World Jewish Congress, a member of the Board of Governors of the Joseph H. Lauder Institute of Management and International Studies at the University of Pennsylvania and a member of the Visiting Committee of the Wharton School at the University of Pennsylvania.

     Michel Delloye has served as President and Chief Executive Officer of the Company since March 1998. Mr. Delloye is also President and Chief Executive Officer of CME Development Corporation. From 1996 until 1998, Mr. Delloye ran his own advisory and management business in Belgium. From 1992 until 1996, he served as Managing Director and Chief Executive Officer of Compagnie Luxembourgeoise de Telediffusion (CLT-UFA), the largest European TV and radio broadcaster. Before joining CLT-UFA, Mr. Delloye served in a number of executive positions with Groupe Bruxelles Lambert in Brussels, including Chief Financial Officer, President of North American operations in New York and General Manager in Brussels.

     Peter R. Goldscheider has been co-owner, Managing Partner and Chairman of the Board of European Privatization and Investment Corporation ('EPIC'), an investment and merchant bank, since 1991. From March to December 1990, Mr. Goldscheider co-owned and managed Landerbank Business Development Ges.b.b.H., EPIC's predecessor. From March 1977 to February 1987, Mr. Goldscheider was President for marketing and sales and a Member of the Board of Zurich Kosmos Insurance Company, an Austrian company. Prior to joining Zurich Kosmos Insurance Company, Mr. Goldscheider served in a number of executive positions with International Business Machines Corp. Austria, including Marketing Manager for Finance (Banking and Insurance). Mr. Goldscheider also serves as Chairman of the Board of Directors of EPIC Russia (formerly Sector Capital Development Company); Chairman of the Supervisory board of I. EPIC Holdings, Prague; and President of the Board of KINTO, Kiev.

     Robert A. Rayne has been a director of London Merchant Securities plc, a U.K. investment firm, since 1983. Mr. Rayne also is Investment Director of Westpool Investment Trust plc. Mr. Rayne serves as a director for several U.K.-based companies and in addition, serves on the Board of Directors of Energy Ventures Inc.

     Herbert S. Schlosser has served as a Senior Advisor, Broadcasting and Entertainment to Schroder & Co. Inc., an international investment banking firm, since 1986. Mr. Schlosser serves as a consultant to the Company and receives a fee for such services (see page 11). Mr. Schlosser was Executive Vice President of RCA Corporation from 1978 until 1985 and President of the National Broadcasting Company (NBC) from 1974 until 1978. Mr. Schlosser is a director of United States Satellite Broadcasting Company, Inc. and Data Broadcasting Corporation.


     Robert R. Grusky has been President of RSL Investments Corporation since April 1998 and Senior Advisor to Ronald S. Lauder since April 1997. Mr. Grusky was with Goldman, Sachs & Co., an international investment banking firm, from 1985 to 1997, with a one-year leave of absence commencing in 1990 during which he was appointed a White House Fellow by President Bush and served as Assistant to the then Secretary of Defense Dick Cheney. At Goldman, Sachs, Mr. Grusky was a member of the Mergers and Acquisitions (M&A) Department, and later in the Principal Investment Area. Mr. Grusky is a graduate of the Harvard Business School and Union College and is a member of the Board of Trustees of the Hackley School.


     Nicolas G. Trollope has served as Vice President and Secretary of the Company since January 1997. Mr. Trollope has been a partner with the law firm of Conyers, Dill & Pearman, Hamilton, Bermuda, since 1991. Mr. Trollope serves as a director of RSLC.

COMMITTEES OF THE BOARD

     The Board of Directors has an Audit Committee, which, during 1997, was composed of Messrs. Lauder, Schlosser and Andrew Gaspar, a current director who is retiring from the Board of Directors. Following the Meeting, the Board of Directors intends to change the composition of the Audit Committee to Messrs. Rayne (Chair), Goldscheider, Grusky, Lauder and Schlosser (assuming their election as directors). The Audit Committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. During the fiscal year ended December 31, 1997, the Audit Committee met on one occasion.


     The Board of Directors has a Compensation Committee, which, during 1997, was composed of Messrs. Lauder, Gaspar and Rayne. Following the Meeting, the Board of Directors intends to change the composition of the Compensation Committee to Messrs. Lauder (Chair), Grusky and Rayne (assuming their election as directors). The Compensation Committee is responsible for determining executive compensation policies and guidelines and for administering the Company's 1994 Stock Option Plan (the '1994 Stock Option Plan') and the Company's 1995 Stock Option Plan (the '1995 Stock Option Plan'; collectively, the 1994 Stock Option Plan and the 1995 Stock Option Plan may be referred to as the 'Stock Option Plans'), including granting options and setting the terms thereof pursuant to such plans. In addition, commencing in March 1998, the Compensation Committee will be responsible for reviewing and approving significant employment agreements and if the Company's Director, Officer and Senior Executive Co-Investment Plan (as more fully described on page 28) is approved by the Company's shareholders, the Compensation Committee will be responsible for the administration of the Director, Officer and Senior Executive Co-Investment Plan. During the fiscal year ended December 31, 1997, the Compensation Committee met on three occasions.



     During 1997, the Board of Directors also had an Administrative Committee composed of Messrs. Trollope and Leonard Fertig, who resigned from the Board of Directors on May 1, 1998. The Administrative Committee was responsible for acting on routine matters incidental to the day-to-day affairs of the Company. The Administrative Committee did not meet during the fiscal year ended December 31, 1997. Following the Meeting, the Board of Directors intends to discontinue the Administrative Committee.


     During the fiscal year ended December 31, 1997, the Board of Directors met, or acted by unanimous consent, on nine occasions. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board on which they served during the periods that they served.

     Following the Meeting, the Board of Directors intends to create a Finance Committee, which will be responsible for general supervision over the investments of and all matters of financing by the Company, and a

Nominating Committee, which will review qualifications of candidates for board membership, recommend to the board candidates for membership on the board and the annual slate of nominees for director, and recommend to the board criteria for board membership, composition of the board, tenure of directors and fees to be paid to directors. No decision has been made as to whether the Nominating Committee, if created, will consider nominees recommended by shareholders. The Board of Directors anticipates that the members of the Finance Committee will be Messrs. Grusky (Chair), Goldscheider, Lauder, Rayne and Schlosser, and the members of the Nominating Committee will be Messrs. Lauder (Chair), Goldscheider, Schlosser and Trollope (assuming their election as directors).

     There is no family relationship among any directors or executive officers of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE SEVEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

                               EXECUTIVE OFFICERS

     Set forth below is certain information describing the Company's other executive officers:

     Frederic T. Klinkhammer, age 52, has served as Chief Operating Officer and Executive Vice President of the Company, and as Chief Operating Officer, Executive Vice President and Managing Director of CME Development Corporation, since January 1998. From July 1992 to December 1997, Mr. Klinkhammer operated an international broadcasting and telecommunications consulting practice. Mr. Klinkhammer was founding Chief Executive Officer of MediaLinx, the multimedia arm of BCE Inc., from March 1993 to August 1996 and was responsible for the creation of Sympatico, Canada's largest internet service provider. Mr. Klinkhammer was President and Chief Executive Officer of IMAX Corporation from August 1990 to June 1992, during which time that company produced its first two feature length films. From March 1984 to August 1990, Mr. Klinkhammer served as President and Chief Operating Officer of First Choice, Canada's largest pay television company. From March 1983 to March 1984, Mr. Klinkhammer served as Chief Executive Officer of Cablenet Ltd., a multi system cable operator with operations in the U.S. and Canada. From January 1974 to March 1983, Mr. Klinkhammer served as Vice President-Finance and later Vice President and General Manager of Citytv in Toronto, Canada. Mr. Klinkhammer is a certified Management Accountant, a graduate of Ryerson Polytechnical Institute in Business and received his early consumer product training at Procter & Gamble.

     John A. Schwallie, age 35, has served as Vice President--Finance and Chief Financial Officer of the Company since August 1995. Mr. Schwallie, a certified public accountant, served as Financial Director of CNTS from 1994 until August 1995. From 1992 until 1993, Mr. Schwallie served as the Advisor to the Financial Director of Prague Breweries, the second largest brewery in the Czech Republic. During 1991, he served as the Assistant to the Regional Director of General Atlantic, a London based multi-billion dollar privately held conglomerate, operating retail outlets in Prague. Mr. Schwallie has his M.B.A. degree from Cornell University.

     There is no arrangement or understanding between any executive officer and any other person regarding selection as an executive officer.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the Company's former Chief Executive Officer and its other executive officer (together, the 'Named Executive Officers') who either served as executive officers during, or were serving as executive officers at the end of, the last completed fiscal year ended December 31, 1997, for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years.

                                                                                               LONG-TERM COMPENSATION
                                                                                    --------------------------------------------
                                                                                                       AWARDS
                                                  ANNUAL COMPENSATION               --------------------------------------------
                                       ------------------------------------------                      SECURITIES
                                                                     OTHER ANNUAL   RESTRICTED STOCK   UNDERLYING    ALL OTHER
              NAME AND                        SALARY        BONUS    COMPENSATION       AWARD(S)        OPTIONS     COMPENSATION
         PRINCIPAL POSITION            YEAR      $            $           $                $               #             $
------------------------------------   ----   -------      -------   ------------   ----------------   ----------   ------------

Leonard M. Fertig                      1997   334,821      150,000        67,562(2)            --         50,000          --
  Former President and Chief           1996   309,840      150,000        64,358(3)            --         50,000          --
  Executive Officer (1).............   1995   220,623      125,000        58,806(4)            --        200,000          --

John A. Schwallie                      1997   210,417       75,000            --               --         80,000          --
  Vice President--Finance              1996   184,375       50,000            --               --             --         696(5)
  and Chief Financial                  1995   120,193       35,000         7,366(6)            --         75,000         600(5)
  Officer...........................

------------------
(1) Mr. Fertig resigned as President and Chief Executive Officer of the Company on March 26, 1998.

(2) Of this amount, $59,004 represents housing costs paid by the Company and $8,558 represents use of a Company automobile.

(3) Of this amount, $55,800 represents housing costs paid by the Company and $8,558 represents use of a Company automobile.

(4) Of this amount, $45,918 represents housing costs paid by the Company and $12,888 represents use of a Company automobile.

(5) Represents life insurance benefits paid by the Company.

(6) Represents housing costs paid by the Company.


     No stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during the time periods described above.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of stock options to purchase Class A Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 1997.

                                                                 INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                                ---------------------------------------------------       VALUE AT ASSUMED
                                                              PERCENT OF                                       ANNUAL
                                                NUMBER OF        TOTAL                                  RATES OF STOCK PRICE
                                                SECURITIES      OPTIONS                                     APPRECIATION
                                                UNDERLYING    GRANTED TO                                  FOR OPTION TERM
                                                 OPTIONS       EMPLOYEES     EXERCISE                  ----------------------
                                                 GRANTED       IN FISCAL      PRICE      EXPIRATION       5%           10%
NAME                                               (#)           YEAR         ($/SH)        DATE          ($)          ($)
---------------------------------------------   ----------    -----------    --------    ----------    ---------    ---------
Leonard M. Fertig............................      50,000         6.56%        23.00       8/1/07        723,000    1,833,000
John A. Schwallie............................      80,000        10.49%        23.00       8/1/07      1,157,000    2,932,000

                                      9

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1997 by the Named Executive Officers and the value at December 31, 1997 of unexercised stock options held by the Named Executive Officers.

                                                                                 NUMBER OF SECURITIES
                                                                                      UNDERLYING
                                                                                UNEXERCISED OPTIONS AT
                                             SHARES ACQUIRED       VALUE            FISCAL YEAR-END
                                               ON EXERCISE       REALIZED                 (#)
NAME                                               (#)              ($)        EXERCISABLE/UNEXERCISABLE
------------------------------------------   ---------------    -----------    -------------------------
Leonard M. Fertig.........................      0                 0               250,000/75,000
John A. Schwallie.........................      0                 0                85,000/80,000


                                              VALUE OF UNEXERCISED
                                             IN-THE-MONEY OPTIONS AT
                                               FISCAL YEAR-END(1)
                                                       ($)
NAME                                        EXERCISABLE/UNEXERCISABLE
------------------------------------------  -------------------------
Leonard M. Fertig.........................    1,593,750/200,000
John A. Schwallie.........................     756,250/180,000

------------------
(1) Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.

COMPENSATION OF DIRECTORS

     The Company pays a cash fee to each of its non-employee directors of $10,000 per annum. In addition, under the 1995 Stock Option plan, non-employee directors (other than Mr. Trollope who declines such options) are also automatically granted an option to purchase 10,000 shares of Class A Common Stock once per year. Options granted prior to 1998 had an exercise price per share equal to the fair market value of a share of Class A Common Stock on the date of grant, became exercisable in two annual installments commencing on the first anniversary of the date of grant (subject to the director's continued service as a director on such date) and generally expired 10 years from the date of grant. In August 1997, all non-employee directors (other than Mr. Trollope) received an option to purchase 10,000 shares of Class A Common Stock at an exercise price of $23.00 per share. In addition, the Board (Mr. Lauder abstaining) authorized the grant of an additional option to Mr. Lauder to purchase 100,000 shares of Common Stock. The grant was confirmed in February 1998, and it was determined by the Board, subject to the approval of shareholders, that such option be an option to purchase 100,000 shares of Class B Common Stock and that the exercise price be 105% of the average of the closing price of a share of Class A Common Stock as reported by the Nasdaq National Market for the 10 days following the date of grant. The exercise price is $23.927 per share. As with the other directors' options, the additional option will vest in two equal annual installments commencing on the first anniversary of the February 1998 confirmation of the grant, subject to Mr. Lander's continued service as a director, and will generally expire 10 years from the date of grant.


     As described more fully on page 21, the Company is proposing to amend the 1995 Stock Option Plan (the '1995 Amended Stock Option Plan'). These amendments will, if adopted, and unless otherwise determined by the Compensation Committee,
(i) lengthen the vesting period for options awarded to non-employee directors to five years from two years, (ii) add a 'cost of capital' factor or other annual increase to the exercise price, (iii) establish a formula for determining the initial exercise price for non-employee directors and (iv) set a maximum number of shares of Class B Common Stock for which options may be granted equal to 10% of the number of shares of Company Common Stock for which options may be granted under the 1995 Amended Stock Option Plan. The objective of these amendments is to further align the Board of Directors with the Company's shareholders. If these amendments are approved, on the first business day following each annual meeting of the Company's shareholders during the term of the 1995 Amended Stock Option Plan, each non-employee director of the Company (including for these purposes the Chairman and Vice Chairman) who has served as a director since the last annual meeting of shareholders will be granted options to purchase 10,000 shares (or in, the case of the Chairman and Vice Chairman, such higher number as the Board of Directors shall determine) of Class A Common Stock (in the case of the Chairman and Vice Chairman, Class B Common Stock if such person is eligible to hold Class B Common Stock and the Board approves such granting of options on Class B Common Stock). Under the 1995 Amended Stock Option Plan, the exercise price of the options will initially equal the fair market value of the Class A Common Stock on the date of grant or the average fair market value of the Class A Common Stock for the 10 business days following the date of grant (105% of the fair market value of the Class A Common Stock in the case of an option to acquire Class B Common Stock). In the case of any such options granted immediately following the Meeting, the Board has determined that the initial exercise price will be increased on the first day of each calendar quarter by one-quarter of the rate at the time of grant for U.S. Treasury securities having a maturity approximately equal to the ten year term of such options, compounded annually and, with respect to such grants made in subsequent years under the plan, may increase by a similar factor or other factor(s) as determined by the Board of Directors at the time of grant. The options will become exercisable as to 10% on the first anniversary of the grant date, an additional 15% on each of the second and third anniversaries of the grant date, an additional 25% on the fourth anniversary of the grant date and an additional 35% on the fifth anniversary of the grant date and will otherwise be subject to the general terms of the 1995 Amended Stock Option Plan.

     The Company reimburses each director for expenses in connection with attending meetings of the Board of Directors. Mr. Trollope is a partner in the law firm of Conyers Dill & Pearman, Hamilton, Bermuda, which served as the Company's Bermuda counsel for the fiscal year ended December 31, 1997 and is expected to continue to serve as the Company's Bermuda counsel in 1998. For the fiscal year ended December 31, 1997, the Company paid fees of $128,624 to Conyers, Dill & Pearman, which includes the services of Mr. Trollope as a director. No separate compensation is paid to any director for serving on committees. Directors who are also employees of the Company receive no additional compensation for service as a director.

     On August 1, 1996, the Company and Mr. Schlosser entered into a one year consulting agreement which automatically renews for subsequent one year terms unless terminated by either party 60 days prior to the end of each yearly term. Under the consulting agreement, Mr. Schlosser serves as a consultant to the Company and, at the request of the Company's management, performs general consulting services relating to the Company's broadcast operations. Pursuant to the agreement, the Company pays Mr. Schlosser at the rate of $100,000 per annum and initially granted Mr. Schlosser 10 year options to purchase 15,000 shares of Class A Common Stock at an exercise price equal to the last reported sale price of the Class A Common Stock on the Nasdaq National Market on August 1, 1996 ($21.75 per share). In August 1997, Mr. Schlosser was granted a discretionary award of 10 year options to purchase 10,000 shares of Class A Common Stock at an exercise price equal to the last reported sale price of the Class A Common Stock on the Nasdaq National Market on August 1, 1997 ($23.00 per share). Such options are in addition to those granted separately to Mr. Schlosser for serving as a director. In March 1998, the Board recommended that the Company renew Mr. Schlosser's consulting agreement in August 1998 for an additional one year term.


     As more fully described in the Compensation Committee Report on Executive Compensation (see pages 15-19), on March 11, 1998 the Board of Directors adopted a new set of Compensation Principles that provide principles for the compensation of the Company's executives and other key employees, as well as the Company's non-employee directors. As the Compensation Principles apply to directors, they express the Company's belief that it is important for non-employee directors to have a meaningful equity interest in the Company and to have the bulk of directors' compensation paid in equity-related items. In order to encourage the Company's non-employee directors to increase their ownership of the Company's Common Stock, under the Compensation Principles (as they apply to non-employee directors), the Board will, under the 1995 Amended Stock Option Plan, grant to any person who is not currently a director of the Company and who becomes a non-employee director of the Company an option to acquire a share of Class A Common Stock (or Class B Common Stock if such person is eligible to hold Class B Common Stock under the Company's Bye-Laws) for each share of Common Stock that he or she purchases within 90 days of his or her first election to the Board of Directors, up to a maximum of 25,000 shares. If a current non-employee director purchases a number of shares of Common Stock at least equal to the number of shares underlying options that have previously been granted to such non-employee director, in his capacity as a director, the Board will, under the 1995 Amended Stock Option Plan, grant an option to acquire a share of Class A Common Stock (or Class B Common Stock if such person is eligible to hold Class B Common Stock under the Company's Bye-Laws) for each share of Common Stock purchased within 90 days thereafter, up to a maximum of 25,000 shares. Any such option granted to a non-employee director will generally become exercisable as to 10% on the first anniversary of the grant date, an additional 15% on each of the second and third anniversaries of the grant date, an additional 25% on the fourth anniversary of the grant date and an additional 35% on the fifth anniversary of the grant date and will expire on the earlier of
(a) 30 days after the recipient ceases to serve as a director for any reason other than death or disability, (b) one year following the date the recipient ceases to serve as a director as a result of his or her death or disability and

(c) the tenth anniversary of the date of grant. If the Company's Director, Officer and Senior Executive Co-Investment Plan is approved by the Company's shareholders, non-employee directors will be permitted to purchase such shares directly from the Company (but non-employee directors will not be eligible to receive loans from the Company under the Director, Officer and Senior Executive Co-Investment Plan). While not required, all directors are encouraged to hold their shares in the Company, or options convertible into shares, as long as they serve as directors (other than charitable gifts, transfers for estate planning purposes or sales for tax reasons relating to the exercise of stock options).

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Michel Delloye has entered into five year employment agreements dated as of March 23, 1998 with the Company and a wholly-owned subsidiary of the Company. The employment agreements provide that Mr. Delloye will serve as President and Chief Executive Officer of both the Company and of such subsidiary. Under the employment agreements, Mr. Delloye will be entitled to receive a base salary of $350,000 for the first year, with such base salary being increased by not less than $10,000 per year. In addition, Mr. Delloye will receive an expatriate premium of UK pounds 202,500 per annum (plus an additional amount based on the increase in the consumer price index in the London metropolitan area). The employment agreements provide for an annual cash bonus opportunity of 75% of base salary if performance is at 100% of target performance goals established by the Compensation Committee for such year and up to 100% of his base salary if performance is at or above 150% of such target. The employment agreements also provide that Mr. Delloye shall receive an additional one time bonus of $1,000,000 if, at the end of the contract term, i.e., March 23, 2003, and subject to his continued employment through such date, the price of the Company's Class A Common Stock has increased from its price as of March 23, 1998 (i.e., $24.563 per share) and the percentage increase exceeds that of the Nasdaq Stock Market Index (or, if the Company replaces that index with a different index in its 1998 proxy statement Performance Graph, such index) for such period.

     Under Mr. Delloye's employment agreement with the Company, he was awarded options to acquire, in the aggregate, 225,000 shares of the Company's Class A Common Stock. The initial exercise price of all of these options is $24.563 per share, the mean between the high and low trading prices of the Company's Class A Common Stock on the date of the grant. As to 175,000 of such options, the options will generally become exercisable in equal installments on each of the first two anniversaries of the date of grant and will generally remain exercisable for ten years. As to 50,000 of such options, the options will generally become exercisable in equal annual installments on the third, fourth and fifth anniversaries of the grant date, will generally expire on the seventh anniversary of the grant date, and the exercise price per share will be increased on the first day of each calendar quarter by one-quarter of 5.63% (the rate at the time of grant for U.S. Treasury securities having a maturity approximately equal to the term of such options), compounded annually, pro rated for the first period. All such options shall become exercisable in the event that Mr. Delloye's employment is terminated by the Company as a result of a change in control of the Company or in the event of a merger, reorganization or consolidation in which the Company is not the surviving corporation. The timing and amount of any subsequent option awards will be at the discretion of the Compensation Committee and approved by the Board of Directors, and will be commensurate with Mr. Delloye's position with the Company and taking into account option awards made to other executives of the Company. The Company has also agreed to give Mr. Delloye an additional bonus that will not exceed $542,000. The specific details of this additional bonus are subject to agreement between the Company and Mr. Delloye.

     Under Mr. Delloye's employment agreement with the Company (if the proposal to adopt the Director, Officer and Senior Executive Co-Investment Plan is approved by the Company's shareholders at the Meeting) for each $1 of Class A Common Stock of the Company that Mr. Delloye purchases by July 21, 1998, the Company will lend him $1 (up to $500,000) on a non-recourse basis to purchase additional shares of Class A Common Stock of the Company (such additional shares to be pledged as security for the loan). Interest on the loan will be at the rate at the time of the grant for seven-year U.S. Treasury securities and will generally be due when the loan is paid. In addition, for each share of the Company's Class A Common Stock purchased by Mr. Delloye by July 21, 1998 (including financed shares) the Company will grant him an option to purchase two shares (up to 50,000 shares) as soon as practicable after July 21, 1998. The initial exercise price of such options will be the mean between the high and low trading prices of the Company's Class A Common Stock on the date of the grant, and will be increased on the first day of each calendar quarter by one-quarter of the rate at the time of grant for seven-year U.S. Treasury securities. Such options will generally become exercisable in equal installments on each of the first five anniversaries of the date of grant and will generally expire on the seventh anniversary of the grant date.

     Mr. Delloye's employment agreements also contain noncompetition provisions applicable during the term of the employment agreements and for a two year period thereafter, prohibit Mr. Delloye from using confidential information of the Company during the term of the employment agreements and thereafter, and specify certain benefits and perquisites that Mr. Delloye shall be entitled to receive. The term of the employment agreements expire on March 23, 2003.

     Frederic T. Klinkhammer has entered into employment agreements dated as of January 1, 1998 with the Company and a wholly-owned subsidiary of the Company. The employment agreements provide that Mr. Klinkhammer will serve as Executive Vice President and Chief Operating Officer of the Company, and Executive Vice President, Managing Director and Chief Operating Officer of such subsidiary. Under the employment agreements, Mr. Klinkhammer will be entitled to receive a base salary of $300,000 per year, and an expatriate premium of UK pounds 45,000 per annum (plus an additional amount based on the increase in the consumer price index in the London metropolitan area). The employment agreements provide for an annual cash bonus opportunity in a target amount of 75% of base salary for superior performance, and up to 100% of his base salary, to be determined based upon the joint recommendation of the Chairman and the Company's Chief Executive Officer, subject to the Compensation Committee's approval in its sole discretion. The employment agreements also provide that Mr. Klinkhammer shall receive an additional one time bonus of $750,000 if, at the end of the contract term, i.e., December 31, 2002, and subject to his continued employment through such date, the price of the Company's Class A Common Stock has increased from its price as of January 1, 1998 (i.e., $25.25 per share) and the percentage increase exceeds that of the Nasdaq Stock Market Index (or, if the Company replaces that index with a different index in its 1998 proxy statement Performance Graph, such index) for such period.

     Under Mr. Klinkhammer's employment agreement with the Company, he was awarded on two different dates options to acquire, in the aggregate, 150,000 shares of the Company's Class A Common Stock. The initial exercise price of 100,000 of these options is $24 per share and the initial exercise price of 50,000 of these options is $23.3125 per share. In each case, this was the mean between the high and low trading prices of the Company's Class A Common Stock on the date of grant. As to 80,000 of such options, the options will generally become exercisable in equal installments on each of the first two anniversaries of the date of grant and will generally remain exercisable for ten years. As to 70,000 of such options, the options will generally become exercisable in equal annual installments on the third and fourth anniversaries of the grant date and on December 31, 2002, will generally expire on the seventh anniversary of the grant date, and the exercise price per share will be increased on each January 1 by 5.55% (per annum), the rate at the time of grant for U.S. Treasury securities having a maturity approximately equal to the term of such options. All such options shall become exercisable in the event that Mr. Klinkhammer's employment is terminated by the Company as a result of a change in control of the Company or in the event of a merger, reorganization or consolidation in which the Company is not the surviving corporation. The timing and amount of any subsequent option awards will be at the discretion of the Compensation Committee and approved by the Board of Directors, and will be commensurate with Mr. Klinkhammer's position with the Company and taking into account option awards made to other executives of the Company.

     Mr. Klinkhammer's employment agreements also contain noncompetition provisions applicable during the term of the employment agreement and for a two year period thereafter, will prohibit Mr. Klinkhammer from using confidential information of the Company during the term of the employment agreements and thereafter, and will specify certain benefits and perquisites that Mr.

Klinkhammer shall be entitled to receive. The term of the employment agreements generally expire on December 31, 2002. The employment agreements provide that if Mr. Klinkhammer's employment agreements are not extended at the expiration of the five year term, he will serve as a part-time consultant for two-years following such expiration, for which he will be paid $200,000 per annum.

     John A. Schwallie, Vice President--Finance and Chief Financial Officer of the Company, has employment agreements commencing August 1, 1997 and terminating August 14, 1999 with the Company and a wholly-owned subsidiary of the Company. Under the terms of the employment agreements, Mr. Schwallie receives in the aggregate a salary of $225,000 for the first year and $250,000 for the second year, as well as a monthly living allowance of UK pounds 2,000 for each calendar month during which he maintains a principal residence in the Greater London Metropolitan area. At the sole discretion of the Board of Directors, Mr. Schwallie may be granted an annual bonus. The employment agreements contain a confidentiality covenant and a non-compete covenant which has a term of two years after the termination of Mr. Schwallie's employment. Mr. Schwallie, who had previously been granted options to purchase 85,000 shares of Class A Common Stock, all of which are currently exercisable, has been granted 10 year options under his current agreements to purchase an additional 80,000 shares of Class A Common Stock at an exercise price equal to the last reported sale price of the Class A Common Stock on the Nasdaq National Market on August 1, 1997 ($23.00 per share), pursuant to the Company's Stock Option Plans, 40,000 of which are exercisable on August 1, 1998 and 40,000 of which are exercisable on August 1, 1999. In addition, if Mr. Schwallie meets or exceeds performance goals to be established by agreement between the President and Chief Executive Officer of the Company and Mr. Schwallie, options to purchase up to an additional 20,000 shares of Class A Common Stock may be granted to Mr. Schwallie by the Board each year. In the event of a merger, reorganization or consolidation in which the Company is not the surviving corporation, then all options which have been granted to Mr. Schwallie shall be immediately exercisable in full.

  Termination of Employment


     The Company and two of its wholly-owned subsidiaries have entered into a severance agreement, dated as of March 25, 1998, with Leonard M. Fertig, who resigned as the Company's President and Chief Executive Officer on March 26, 1998 and as a director of the Company on May 1, 1998. Pursuant to the severance agreement, certain employment and consulting agreements between Mr. Fertig, a company owned by Mr. Fertig, and the Company and these subsidiaries were terminated. Under the severance agreement, Mr. Fertig will continue as an employee and his consulting company will continue its consulting arrangements on a full-time basis until May 1, 1998, and on a part time basis through August 10, 1998. After August 10, 1998, Mr. Fertig will serve as a consultant and his consulting company will continue to provide consulting services until August 10, 1999. Mr. Fertig may terminate these arrangements with the Company and these subsidiaries prior to August 10, 1999 on not less than 10 days' (but not more than 15 days') written notice. From March 26, 1998 until either August 10, 1999 or such earlier date as Mr. Fertig ceases to be an employee or consultant, Mr. Fertig will receive a base salary or consulting fee of $300,000 per year, and his consulting company will receive a fee of $50,000 per year and both Mr. Fertig and his consulting company will provide services on an as requested basis by the Chairman or Chief Executive Officer of the Company or these subsidiaries, provided that after May 1, 1998, such services will not unreasonably interfere with Mr. Fertig's ability to seek other employment or consulting opportunities or exceed 20 hours per calendar month.


     Until the earliest of the time that Mr. Fertig ceases to be an employee or consultant, or moves his principal residence from the United Kingdom, or August 10, 1999, Mr. Fertig will receive an expatriate payment of UK pounds 3,000 per month. If Mr. Fertig relocates to the United States before August 10, 1999, the Company will pay the actual and reasonable costs associated with such relocation. In addition, the Company will provide Mr. Fertig with the opportunity to buy, for book value, the automobile which has been available for his use in the Netherlands and will pay Mr. Fertig up to $10,000 for legal expenses in connection with the negotiation of the severance agreement.

     The severance agreement provided for Mr. Fertig to be paid a bonus of $150,000 for services performed during 1997.


     Under previous agreements, Mr. Fertig has been granted options to purchase 325,000 shares of Class A Common Stock, 250,000 of which were exercisable prior to May 1, 1998. Under the severance agreement, the remaining unexercisable options became exercisable on May 1, 1998. All 325,000 options will generally remain exercisable until the one year anniversary of the date on which Mr. Fertig ceases to be an employee or consultant.


     Under the severance agreement, Mr. Fertig has agreed not to sell more than 50,000 shares of the Company's Class A Common Stock prior to May 1, 1998 or the three month anniversary of the date on which he ceases to be a member of the Board of Directors of the Company, whichever is later (the 'Initial Sales Period'). If during the Initial Sales Period the average per share selling price (before commissions and other expenses of sale) for all shares of the Company's Class A Common Stock owned by Mr. Fertig on March 25, 1998 (the 'Owned Shares') plus all shares of Class A Common Stock acquired by Mr. Fertig upon exercise of options owned by Mr. Fertig on March 25, 1998 if sold prior to the disposition of the Owned Shares (together the 'Eligible Owned Shares'), sold in arm's length transactions is less than $27.625 per share, the Company will pay Mr. Fertig an amount equal to the difference between $27.625 and the higher of either $20.00 or the average selling price of such shares (before deduction for commissions and other expenses of sale) per share sold during the Initial Sales Period.


     On April 30, 1999 or such earlier date as Mr. Fertig has either disposed of the Owned Shares or the average between the high and low selling prices of a share of the Company's Class A Common Stock for 20 consecutive trading days commencing after the Initial Sales Period is $30.00 or more (the 'Trigger Date'), the Company will pay to Mr. Fertig an amount equal to the lesser of (x) $600,000 minus such amounts, if any, paid to Mr. Fertig pursuant to the previous paragraph and (y) the number of Owned Shares not sold during the Initial Sales Period multiplied by the excess, if any, of $23.48 over the sum of (1) the aggregate selling price (before commissions and other expenses of sale) for all Eligible Owned Shares sold in arm's length transactions by Mr. Fertig after the Initial Sales Period and on or before the earlier of April 30, 1999 and the Trigger Date plus (2) the average of the closing prices for a share of the Company's Class A Common Stock for the 20 consecutive trading days ending on either April 30, 1999 or the Trigger Date, whichever is earlier, multiplied by the number of Owned Shares not disposed of during the Initial Sales Period or taken into account in clause (1) divided by the number of Owned Shares not disposed of during the Initial Sales Period.

     Mr. Fertig continues to be subject to a confidentiality covenant and to a non-compete covenant, which expires on the earlier of the date that Mr. Fertig ceases to serve as an employee or consultant or August 10, 1999. Under the severance agreement, Mr. Fertig agreed to convert, and has subsequently converted, all of his shares of Class B Common Stock of the Company into shares of Class A Common Stock of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during the fiscal year ended December 31, 1997 were Ronald S. Lauder, Andrew Gaspar, who was Vice President and Secretary of the Company until December 31, 1996, and Robert A. Rayne. See 'Compensation of Directors' and 'Certain Relationships and Related Transactions.'

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation programs for its officers, select operating managers of the Company's principal subsidiaries and station managers are administered by the Compensation Committee, which also administers the Company's Stock Option Plans and, if approved by the Company's shareholders, will administer the Company's Director, Officer and Senior Executive Co-Investment Plan. This report sets forth the Compensation Committee's policies that were applicable to the Company's executive officers during the 1997 fiscal year, and details how those policies were applied in determining the compensation of the Company's Chief Executive Officer with respect to such fiscal year. In addition, commencing in late 1997 the Compensation Committee and the Board of Directors undertook a review of the Company's compensation policies and, on March 11, 1998, the Board of Directors adopted a new set of Compensation Principles, the principal elements of which are summarized below.

FISCAL YEAR 1997

     With respect to fiscal year 1997, the primary objective of the Compensation Committee in determining the compensation packages of the Chief Executive Officer and the Chief Financial Officer was to provide a remuneration opportunity that motivated and retained these key executives of the Company, and based on these objectives, the Company adopted the following basic principles for compensating these executives: (i) compensation should reward individual and corporate achievement, and (ii) short or long-term incentives must be effectively balanced to satisfy both the short and long-term goals of the Company.

     Based on the Compensation Committee's own knowledge of compensation packages for comparable positions at other media companies, both public and private, for fiscal year 1997 the Compensation Committee devised pay packages that consist of three components, each designed to achieve a distinctive objective:

          Base Salary provides regular compensation for services rendered at a sufficient level to motivate the Chief Executive Officer and to retain and motivate the Chief Financial Officer.

          Bonus provides cash incentive compensation for services rendered to motivate and reward the Chief Executive Officer and the Chief Financial Officer. Bonuses are determined at the Compensation Committee's discretion, considering individual performance as well as contribution to the growth, development and success of the Company.

          Stock Options are an integral part of the pay packages of the Chief Executive Officer and the Chief Financial Officer. Options provide a unique compensation opportunity. The Compensation Committee believes that stock options, which are designed to focus attention on stock values, help to align the long-term interests of the Chief Executive Officer and the Chief Financial Officer with those of the Company's shareholders. Options granted during 1997 were granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the second anniversary of the date of grant. These options generally remain exercisable during continued employment until the tenth anniversary of the date of grant, which provides executives an incentive to increase shareholder value over the long term since the executive will receive a greater benefit from the options if the Company's stock price appreciates consistently over a long period of years (rather than encouraging short-term, unsustainable gains).

Compensation of Chief Executive Officer

     Leonard M. Fertig served as the Company's Chief Executive Officer during 1997. He resigned from this position on March 26, 1998. Accordingly, this discussion on 'Compensation of Chief Executive Officer' addresses Mr. Fertig's historical performance and compensation. The goal of the Compensation Committee in developing a pay package for the Chief Executive Officer was to provide him with clear, simple financial incentives to increase shareholder value. During 1997, Mr. Fertig had employment agreements which were to expire in August 1998. They provided:


        Salary

          An initial base salary of $250,000 per year with $25,000 increases in base salary per year provided during the term of the agreements. Under these agreements, the annual base salary was $300,000 after August 10, 1997. In addition, pursuant to a consulting agreement with a wholly-owned subsidiary of the Company, a consulting company owned by Mr. Fertig was paid $50,000 per year.

          Annual Bonus

          The Compensation Committee granted a $150,000 bonus to Mr. Fertig for 1997. This bonus was discretionary and not expressly provided for in the employment agreement with Mr. Fertig. The Compensation Committee took into consideration the 1997 performance criteria set forth in the following paragraph and other factors.

          Stock Options

          During 1995, the Chief Executive Officer was granted options to purchase 200,000 shares of Class A Common Stock, at an exercise price of $19.13 per share, which vested equally after the first and second anniversaries of this grant and had a 10 year expiry. Having satisfied performance criteria established by agreement between the Compensation Committee and the Chief Executive Officer, the Chief Executive Officer was granted options to purchase an additional 50,000 shares of Class A Common Stock in August 1996, at an exercise price of $21.75 per share, with two year vesting and a 10 year expiry. In addition, having satisfied performance criteria established by agreement between the Compensation Committee and the Chief Executive Officer, the Chief Executive Officer was granted options to purchase an additional 50,000 shares of Class A Common Stock in August 1997, at an exercise price of $23.00 per share, with two year vesting and a 10 year expiry. Such performance criteria for 1997 included: (i) the recruiting and hiring of a Chief Operating Officer with strong television operations capability and experience; (ii) financial performance, by television station and in the aggregate, versus budget, on such measures as revenues, EBITDA and Broadcast Cash Flow; and (iii) the launch of new operations in Poland and Hungary.

     In setting the above compensation package a number of factors were considered, including: (i) the skills and experience of the Chief Executive Officer, (ii) total compensation of key executives at other media companies and
(iii) the importance of the Chief Executive Officer to the continued growth and success of the Company and the need to provide him with a significant incentive to motivate and retain his services for a three-year period starting in 1995.

THE NEW COMPENSATION PRINCIPLES


     Commencing in late 1997 the Compensation Committee, at the direction of the Board of Directors, undertook a thorough review of the Company's compensation arrangements for the Company's executive officers, certain select operating managers of the Company's principal subsidiaries and station managers, nonemployee directors, as well as a review of the Company's equity-based compensation for the other employees and, on March 11, 1998, the Board of Directors adopted the Compensation Committee's proposed new Compensation Principles for the Company.

  COMPENSATION PHILOSOPHY

     The Company seeks highly motivated individuals who are self starters. To attract and retain such individuals, the Company's base compensation may be somewhat less than might otherwise be available to an employee in light of his or her experience and position, but the Company will provide significant opportunities in the form of bonuses, stock options and incentives to acquire stock in the Company for excellent performance by the employee that advances the interests of shareholders, such that an employee's total compensation may fall within a comparative range (determined by the Compensation Committee) of compensation offered by outstanding media companies.

  ANNUAL BONUS FOR EXECUTIVES AND OFFICERS

     The Company will implement an annual bonus plan for officers of the Company, CEOs of principal subsidiaries and station managers that will provide participants an opportunity to earn bonuses equal to a specified percentage of their salaries. A portion of the bonus (determined by the Compensation Committee) will be based on the achievement of company-wide financial objectives established by the Compensation Committee, and the remainder will be based on a evaluation of personal performance submitted by management and approved by the Compensation Committee. The annual bonus plan will not be applicable to existing employees with an agreement providing for a different bonus opportunity.

  CO-INVESTMENT OPPORTUNITY

     In consideration of the Compensation Principles, the Board of Directors came to the conclusion that it is in the best interests of the Company and its shareholders for the Company's most senior executives to hold a meaningful amount of their liquid net worth in Common Stock of the Company, and to bear risk of loss, as well as upside, with respect to the Company's Common Stock.

     This will encourage the executives to think as owners of the Company, and further align their interests with those of the Company and its shareholders. Accordingly, the Board of Directors approved the Compensation Committee's proposal that the Company establish the Director, Officer and Senior Executive Co-Investment Plan, and submit it for approval by the shareholders. Under the Director, Officer and Senior Executive Co-Investment Plan, the Company will be authorized to make matching non-recourse loans (or recourse loans), on a dollar-for-dollar basis, to eligible senior executives of the Company and key station managers who purchase Company Common Stock (other than through exercise of options). The financed shares shall be pledged as security for such loans, and may not be sold until the executive's employment is terminated or after seven years, whichever period is shorter. The aggregate amount of such loans at any time outstanding to all senior executives may not exceed $2,000,000. Any such loans will bear interest at the rate specified in the plan. At any time, the maximum amount of any such loans to a particular executive that may be outstanding may not exceed such executive's annual base salary. Any such loan shall be come due at the earlier of (a) the expiration of 7 years, (b) termination of employment for any reason other than death or disability, (c) one year after termination of employment by reason of death or disability and (d) sale of the non-financed shares (in which case the loan shall become due on a pro rata basis with the non-financed shares sold). A participant shall be required to apply 25% of his or her annual cash bonus to repay the principal of any such loan. To encourage further ownership of Company Common Stock, the Compensation Committee may match share purchases with grants of options to acquire Class A Common Stock under the 1995 Amended Stock Option Plan. In addition, to facilitate purchases of Class A Common Stock, the Company is authorized to sell shares of Class A Common Stock to a participant in the Co-Investment Plan, although shares eligible for matching loans may (to the extent permitted by applicable laws and regulations) also be purchased on the open market.

     Key executives and senior managers will be encouraged to hold Company Common Stock having a value at least equal to their base salaries.

  STOCK OPTIONS

     Corporate Officers, CEOs of Principal Subsidiaries and Station Managers. Stock options under the 1995 Amended Stock Option Plan may but need not be granted annually, depending on individual and Company performance. Except in unusual situations approved in advance by the Compensation Committee, option grants will be limited to non-employee directors, corporate officers, CEOs of principal subsidiaries and key station managers. To continue the Company's culture of broad equity ownership, thereby aligning the interests of employees with those of the Company's shareholders, but to avoid excess dilution of the Company's shareholders, the Company may grant phantom equity or other similar equity-linked incentives to employees other than those specified above who formerly might have been awarded stock options. Phantom equity and other similar incentives will, most likely, increase the Company's U.S. GAAP reported compensation expense compared to issuing fixed-price options, but the Company believes that it may more accurately reflect the Company's costs.

     Option grants will generally take any of the following three forms, at the discretion of the Compensation Committee.


                                                      EXPIRY            VESTING SCHEDULE (YEARS)
                                                     ---------     ---------------------------------------
                                                                    1        2        3        4        5
Two-year options..................................   5 years        33%      67%

Three-year options................................   7 years        25%      30%      45%
Five-year options.................................   10 years       10%      15%      15%      25%      35%

     The exercise price of each option on shares of Class A Common Stock will not be less than the fair market value on the date the grant is approved by the Compensation Committee, and the exercise price (at least for options granted in 1998) will increase on the first day of each calendar quarter by one-quarter of the rate for U.S. Treasury securities with a maturity at the date of grant equal to the term of the option, compounded annually. The Company will not, as a matter of principle, reprice options downward. An escalating exercise price is in the interest of the Company and its shareholders because the Company must at least earn the risk-free Treasury rate of return before holders of options gain from their options, and because it will sensitize executives to the 'opportunity cost' or 'carrying cost' of capital. The Compensation Committee intends to use the risk-free rate of return to increase the exercise price for 1998 option grants. Beginning in 1999, instead of a 'cost of capital' factor tied to the risk-free rate of return, the Compensation Committee may set the exercise price of some or all of an option significantly in excess of fair market value, or index the exercise price to the stock performance of a peer group or stock market average, or such other mechanisms as the Compensation Committee thinks appropriate to reflect carrying costs, and to incentivize holders.

     Going forward, options will expire on the earlier of their stated expiration date or one year after termination of an executive's employment, except that options terminate immediately following a termination for cause and 90 days following a voluntary termination by the executive. If there is a Change in Control of the Company, options will become exercisable if an executive is thereafter terminated by the Company other than for cause, or if the executive terminates for good reason. Options that have not vested at the time of termination of employment cannot be exercised.

     Directors. Under the 1995 Amended Stock Option Plan, on the first business day following each annual meeting of the Company's shareholders during the term of the 1995 Amended Stock Option Plan, each non-employee director of the Company (including for these purposes the Chairman and Vice Chairman) who has served as a director since the last annual meeting of shareholders will be granted options to purchase 10,000 shares (or in, the case of the Chairman and Vice Chairman, such higher number as the Board of Directors shall determine) of Class A Common Stock (in the case of the Chairman and Vice Chairman, Class B Common Stock if such person is eligible to hold Class B Common Stock). Under the 1995 Amended Stock Option Plan, the exercise price of the options will initially equal the fair market value of the Class A Common Stock on the date of grant (105% of the fair market value of the Class A Common Stock in the case of a option to acquire Class B Common Stock) for the 10 business days following the date of grant. In the case of any such options granted immediately following the Meeting, the Board has determined that the initial increase price will be increased on the first day of each calendar quarter by one-quarter of the rate at the time of grant for U.S. Treasury securities having a maturity approximately equal to the ten year term of such options, compounded annually, and, with respect to such grants made in subsequent years under the Plan, may increase by a similar factor or other factor(s) as determined by the Board of Directors. The options will be exercisable as to 10% on the first anniversary of the grant date, an additional 15% on each of the second and third anniversaries of the grant date, an additional 25% on the fourth anniversary of the grant date and an additional 35% on the fifth anniversary of the grant date and will otherwise be subject to the general terms of the 1995 Amended Stock Option Plan.

DIRECTOR CO-INVESTMENT AND STOCK RETENTION POLICY


     The Company believes that it is important for non-employee directors to have a meaningful (to them) equity interest in the Company and to have the bulk of directors' compensation paid in equity-related items. In order to encourage the Company's non-employee directors to increase their ownership of the Company's Common Stock, under the Compensation Principles (as they apply to non-employee directors) the Board will, under the 1995 Amended Stock Option Plan, grant to any person who is not currently a director of the Company and who becomes a non-employee director of the Company an option to acquire a share of Class A Common Stock (or Class B Common Stock if such person is eligible to hold Class B Common Stock under the Company's Bye-Laws) for each share of Common Stock that he or she purchases within 90 days of his or her first election to the Board of Directors, up to a maximum of 25,000 shares. If a current non-employee director purchases a number of shares of Common Stock at least equal to the number of shares underlying options that have previously been granted to such non-employee director, the Board will, under the 1995 Amended Stock Option Plan, grant an option to acquire a share of Class A Common Stock (or Class B Common Stock if such person is eligible to hold Class B Common Stock under the Company's Bye-Laws) for each share of Common Stock purchased within 90 days thereafter, up to a maximum of 25,000 shares. Any such option granted to a non-employee director will have the same general terms as those described above for the automatic annual grants to non-employee directors. If the Company's Director, Officer and Senior Executive Co-Investment plan is approval by the Company's shareholders, non-employee directors will be permitted to purchase such shares directly from the Company (but non-employee directors will not be eligible to receive loans from the Company under the Director, Officer and Senior Executive Co-Investment Plan) to facilitate such purchases.


     While not required, all directors are encouraged to hold their shares in the Company, or options convertible into shares, as long as they serve as directors (other than charitable gifts, transfers for estate planning purposes or sales for tax reasons relating to the exercise of stock options).

                                          Compensation Committee


                                          RONALD S. LAUDER
                                          ANDREW GASPAR
                                          ROBERT A. RAYNE

                               PERFORMANCE GRAPH


     The following performance graph is a line graph comparing the change in the cumulative shareholder return of the Class A Common Stock against the cumulative total return of the NASDAQ Composite Index, the Dow Jones US Cable and Broadcasting Index and the Dow Jones Global Cable and Broadcasting Index between October 13, 1994 (the first day on which the Class A Common Stock commenced trading on the Nasdaq National Market) and December 31, 1997.



                                 [GRAPH]


                                            DOW JONES         DOW JONES
                                 NASDAQ     US Cable          Global Cable
                                 Composite  and               and
 Date                CETV        Index      Broadcasting (1)  Broadcasting (2)
 ----                ----        ---------  ----------------  ----------------
 10/94               100.00      100.00     100.00            100.00
 12/94               100.00       98.04      94.99             93.03
 12/95               146.43      137.17     128.02            113.27
 12/96               226.79      168.32     101.44            114.18
 12/97               180.36      204.74     177.67            141.21


     Value of $100 invested at October 13, 1994 as of December 31, 1997:

Central European Media Enterprises Ltd.........................   $180.36
NASDAQ Composite Index.........................................   $204.74
Dow Jones US Cable and Broadcasting Index(1)...................   $177.67
Dow Jones Global Cable and Broadcasting Index(2)...............   $141.21

------------------

(1) This index was formerly known as the Dow Jones Broadcasting Index. This index is comprised of the following companies: Cablevision Systems Corp., CBS Corp., Comcast Corp., Tele-Communications, Inc. and U.S. West Media Group.

(2) The Company has decided to add the Dow Jones Global Cable and Broadcasting Index to its performance graph this year. This index includes 20 companies, many of which are non-U.S. based. Accordingly, the Company believes that the inclusion of this index is useful in understanding the stock performance of the Company against companies in the television broadcast and cable industry.

                              NUMBER OF DIRECTORS

     The Board of Directors believes that it is in the best interests of the Company and its shareholders that the Company have independent directors with outstanding achievement in their personal careers, broad experience and skills, an understanding of the Company's business environment, an ability to make independent analytical inquiries and who can provide the Company with the benefit of their insights and devote adequate time to Board duties. To this end, in February 1998 the Board of Directors appointed Peter R. Goldschieder to serve on the Board of Directors. In addition, the Board of Directors intends to continue to seek out additional candidates for appointment to the Board of Directors when appropriate, or to fill any vacancies that may arise (although the Board of Directors does not believe that any current nominee will be unable to serve). Under Bermuda law, in order for the Board of Directors to elect additional directors after the Meeting to serve until the Company's next annual general meeting of shareholders, the shareholders are required to establish a maximum number of directors which provides for vacancies on the Board of Directors. Accordingly, the Board of Directors believes that it is in the best interests of the Company to set the maximum number of directors to serve on the Board of Directors until the next annual general meeting of shareholders at ten, which would allow the Board of Directors to elect directors to fill the three vacancies prior to the next annual general meeting of shareholders.

VOTE REQUIRED; RECOMMENDATION

     Approval of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum but are not counted as votes cast. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE APPROVAL OF THIS PROPOSAL.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF SETTING THE MAXIMUM NUMBER OF DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS AT TEN.

               AMENDMENTS TO THE COMPANY'S 1995 STOCK OPTION PLAN
           CONCERNING (1) INCREASING THE MAXIMUM NUMBER OF SHARES OF
        COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS
   GRANTED UNDER THE PLAN AND (2) PERMITTING THE GRANT OF OPTIONS TO PURCHASE
               SHARES OF CLASS B COMMON STOCK TO ELIGIBLE PERSONS

     The Board of Directors believes that stock options are an integral part of the compensation packages to be offered to the Company's employees and non-employee directors and that the grant of stock options, which help to align the interests of the recipients with those of the Company's shareholders, is an effective method to attract and retain employees and non-employee directors. No further options are available for grant under the Company's 1994 Stock Option Plan. In 1997 the Company granted options on the remaining 382,070 shares that were authorized for award under the Company's 1995 Stock Option Plan. Accordingly, in order to be able to continue to grant stock options to employees, non-employee consultants and non-employee directors, on February 9,

1998 the Board of Directors adopted an amendment to the 1995 Stock Option Plan providing for an increase of 2,000,000 in the number of shares with respect to which options may be granted pursuant to the 1995 Stock Option Plan, thus increasing the shares of Company Common Stock for which options may be granted under the 1995 Stock Option Plan from 1,200,000 to 3,200,000.

     In 1997 and the first quarter of 1998, the Company granted options to acquire 945,530 additional shares, subject to shareholder approval of the increase in the number of shares authorized for issuance under the 1995 Stock Option Plan.

     In addition, the 1995 Stock Option Plan has provided only for the granting of options to purchase shares of the Company's Class A Common Stock. The Board of Directors has determined that the ability of the Company to achieve long term growth and stability will be enhanced by permitting the Company to grant options for shares of the Company's Class B Common Stock to those persons permitted to hold shares of Class B Common Stock pursuant to the Company's Bye-laws. Accordingly, on February 9, 1998 the Board of Directors adopted a provision for inclusion in the 1995 Stock Option Plan which would permit the Company to grant options to purchase shares of Class B Common Stock in an amount not to exceed 10% of the number of shares of Company

Common Stock for which options may be granted under the 1995 Stock Option Plan (320,000 shares) to those persons permitted to hold shares of Class B Common Stock pursuant to the Company's Bye-laws.

     The current employees and non-employee directors of the Company who are eligible to hold shares of Class B Common Stock are Ronald S. Lauder, Leonard M. Fertig and Andrew Gaspar. Mr. Fertig and Mr. Gaspar have not been granted any options on shares of Class B Common Stock and, following May 1, 1998, in the case of Mr. Fertig, and the Meeting, in the case of Mr. Gaspar, they will become ineligible, because they will no longer be employees or non-employee directors of the Company. No other employee or non-employee director is eligible to hold Class B Common Stock. The Company believes that the only person eligible to hold Class B Common Stock and who might be awarded options to acquire shares of Class B Common Stock under the 1995 Amended Stock Option Plan, if approved, will be Ronald S. Lauder, who, as Chairman, is eligible to receive options to acquire 10,000 shares of Class B Common Stock (or such higher amount as determined by the Board of Directors) on the date of each annual meeting of the Company's shareholders following the Meeting.

     The Board of Directors also made certain changes to the 1995 Stock Option Plan that were within the scope of its authority to amend the plan without shareholder approval. The principal terms of the 1995 Amended Stock Option Plan, as amended, including the amendments for which shareholder approval is sought, are summarized below. A complete copy of the 1995 Amended Stock Option Plan, marked to show additions and deletions from the 1995 Stock Option Plan as approved by the Company's shareholders in May 1996 accompanies this Proxy Statement as Exhibit A.


NATURE AND PURPOSE OF THE 1995 AMENDED STOCK OPTION PLAN

     The purpose of the 1995 Amended Stock Option Plan is to induce employees, non-employee consultants and directors who are not employees of the Company or a subsidiary (including for these purposes the Chairman and Vice-Chairman of the Board of Directors) ('Non-Employee Directors') to remain in the employ or service of the Company, its affiliates and its present and future subsidiaries, to attract new employees, non-employee consultants and directors and to encourage such persons to secure or increase on reasonable terms their stock ownership in the Company. The 1995 Amended Stock Option Plan provides for grants of Options only to a key employee or non-employee consultant of the Company or a subsidiary or to a Non-Employee Director of the Company.

     The 1995 Amended Stock Option plan authorizes the grant to employees, non-employee consultants of the Company and Non-Employee Directors of options (the 'Options') to purchase up to 3,200,000 shares of Class A Common Stock and up to 320,000 shares of Class B Common Stock, provided that the total number of shares of all classes of Company Common Stock issued under the 1995 Amended Stock Option Plan may not exceed 3,200,000. Options granted under the 1995 Amended Stock Option Plan are intended to qualify as incentive stock options ('ISOs') within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the 'Code'), or as non-incentive stock options ('NISOs').

DURATION AND MODIFICATION OF THE 1995 AMENDED STOCK OPTION PLAN

     The 1995 Amended Stock Option Plan will terminate on August 1, 2005, the business day preceding the tenth anniversary of its original effective date. The Board of Directors may at any earlier time terminate the 1995 Amended Stock Option Plan or make such modifications of the 1995 Amended Stock Option Plan as it shall deem advisable. However, the Board of Directors may not, without further approval by the shareholders, increase either the aggregate total number of shares to which Options may be granted under the 1995 Amended Stock Option Plan or the number of shares of Class A or Class B Common Stock available to be issued, change the class of persons eligible to participate in the 1995 Amended Stock Option Plan, change the manner of determining Options prices, or extend the period during which an Option may be granted or exercised.

ADMINISTRATION OF THE 1995 AMENDED STOCK OPTION PLAN

     The 1995 Amended Stock Option Plan is administered by the Compensation Committee of the Board of Directors, or such other Committee appointed by the Board of Directors to administer the 1995 Amended Stock Option Plan (the 'Committee'). All of the members of the Committee will be 'Non-Employee Directors' within the meaning of Rule 16b-3(b)(i) promulgated under the Securities Exchange Act of 1934, as amended. The Committee has complete authority, in its discretion, to interpret the 1995 Amended Stock Option Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provision of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a 'Participant') to whom and the times and the prices at which Options shall be granted, including the price at which and period during which Options shall be exercisable, the number of shares of Class A or Class B Common Stock subject to each Option, and whether an Option shall be an ISO or a NISO; provided that Options on Class B Common Stock shall be granted only to persons eligible to be a holder of Class B Common Stock pursuant to the Company's Bye-Laws; provided, further, that only the Board shall grant Options to Non-Employee Directors (other than Options granted to non-employee directors in connection with the annual meeting of the Company's shareholders, as described below) and determine the terms thereof.

EXERCISE OF STOCK OPTIONS

     Unless otherwise provided by the Committee at the time of grant, a Participant may not exercise an Option granted under the 1995 Amended Stock Option Plan prior the first anniversary of the date of grant. Under the 1995 Amended Stock Option Plan, an Option generally will be exercisable in installments, which need not be equal, as specified by the Committee at the time of grant.

     An Option may be exercised by a written notice of intent to exercise such Option with respect to a specified number of shares of the Common Stock and payment in cash or in shares of Class A of Class B Common Stock, of the exercise price for the number of shares so specified. The initial per share exercise price of an Option which is an ISO may not be less than the fair market value of a share of Class A or Class B Common Stock, as the case may be, on the date of grant or 110% of such fair market value, with respect to a Participant who, at such time, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. The initial per share exercise price of an Option which is a NISO granted to an employee or nonemployee consultant shall be the price determined by the Committee, but shall not be less than the fair market value of a share of Class A or Class B Common Stock, as the case may be, on the date of grant or the average fair market value of a share of Class A or Class B Common Stock, as the case may be, over a period specified in the grant following the grant date (not to exceed 20 business days). The initial per share exercise price of any Option granted at a time other than at each annual meeting of the Company's shareholders to a Non-Employee Director shall be the price determined by the Board of Directors. The initial per share exercise price of any Option to acquire shares of Class B Common Stock shall be not less than 105% of either the fair market value of a share of the Class A Common Stock on the date of grant, or the average fair market value of a share of the Class A Common Stock over a period specified in the grant following the grant date (not to exceed 20 business days) as the Board of Directors or the Committee shall determine. The Committee may provide that the option price per share will increase to reflect the Company's cost of capital or any other objective measure, or may set the initial exercise price at an amount in excess of the fair market value of Company Common Stock at the time of grant. The Committee also has the authority to implement procedures to allow a broker-dealer selected by a Participant to make payment of all or a portion of the shares of Common Stock issuable upon exercise.

     No Option granted pursuant to the 1995 Amended Stock Option Plan may be exercised more than 10 years after the date of grant. ISOs granted to Participants who own more than 10% of the total combined voting power of all classes of stock of the Company at the time the ISO is granted may not be exercised after five years after the date of grant. No Participant may be granted ISOs which are exercisable for the first time in any one calendar year with respect to Class A or Class B Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant. No Option granted under the 1995 Amended Stock Option Plan is transferable by the Participant except by will and/or by the laws of descent and distribution, provided that the Board of Directors or the Committee may provide that the Participant may transfer an Option for no consideration to any member of his or her immediate family or to any trust for the benefit of the Participant's immediate family.

     Generally, an Option may be exercised only while the Participant is in the active employee or service of the Company. If an option holder ceases employment or service with the Company as a result of the holder's (i) death, (ii) disability, or (iii) retirement at or after age 65, the holder (or his or her beneficiary or legal representative) may exercise any Option (other than an Option that has previously expired or been canceled), regardless of whether then exercisable, for a period of one year, but in no event after the date the option otherwise expires. If an option holder's employment is terminated for cause, all of his or her options shall immediately terminate, regardless of whether then exercisable. If an option holder's employment terminates for any other reason, the holder (or his or her beneficiary or legal representative) may exercise any option that was exercisable at the time of such termination for 90 days following the date of such termination, but in no event after the date the option otherwise expires.

     The number of shares of Class A and Class B Common Stock available for grant under the 1995 Amended Stock Option Plan and covered by each Option granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, in the event of any other change affecting the number or kind of the Company's outstanding Class A or Class B Common Stock, if the Committee determines that such change equitably requires an adjustment in the number or kind of shares then subject to any Option, or in the number or kind of shares reserved for issuance under the 1995 Amended Stock Option Plan. In the event of dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, all outstanding Options shall be immediately exercisable in full.

ANNUAL AWARDS TO NON-EMPLOYEE DIRECTORS

     At each annual meeting the Company's shareholders following the approval and ratification of the 1995 Amended Stock Option Plan, each Non-Employee Director of the Company (including for these purposes the Chairman and Vice Chairman) who has served as a director since the last annual meeting of shareholders will be granted options to purchase 10,000 shares (or in the case of the Chairman and Vice Chairman, such higher number as the Board of Directors shall determine) of Class A Common Stock (or in the case of the Chairman and

Vice Chairman, Class B Common Stock if such person is eligible to hold Class B Common Stock and such grant is approved by the Board). Under the 1995 Amended Stock Option Plan, the exercise price of the options will initially equal either the fair market value of a share of Class A Common Stock on the date of grant or the average fair market value of a share of Class A Common Stock for the 10 business days following the date of grant (105% of the fair market value of the Class A Common Stock, or 10 business day average thereof, in the case of an option to acquire Class B Common Stock). In the case of any such options granted immediately following the Meeting, the Board has determined that the initial exercise price will be increased on the first day of each calendar quarter by one-quarter of the rate at the time of grant for U.S. Treasury securities having a maturity approximately equal to the 10 year term of such options, compounded annually, and, with respect to such grants made in subsequent years under the plan, may increase by a similar factor or other factor(s) as determined by the Board of Directors. The options will become exercisable as to 10% on the first anniversary of the grant date, an additional 15% on each of the second and third anniversaries of the grant date, an additional 25% on the fourth anniversary of the grant date and an additional 35% on the fifth anniversary of the grant date and will otherwise be subject to the general terms of 1995 Amended Stock Option Plan.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF
OPTIONS

     The following discussion of the United States Federal income tax consequences of the granting and exercise of options under the 1995 Amended Stock Option Plan, and the sale of the Class A or Class B Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. The following discussion applies only to a Participant who is a United States person (hereinafter referred to as a 'United States Participant'). For purposes of this discussion, a 'United States Participant' means a citizen or resident alien of the United States. In addition to being subject to the United States Federal income tax consequences described below, a United States Participant may also be subject to state, local and/or foreign income tax consequences in the jurisdiction in which he or she works and/or resides.

NON-INCENTIVE STOCK OPTIONS

     No income will be recognized by a United States Participant at the time a NISO is granted.

     Ordinary income will be recognized by a United States Participant at the time a NISO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the United States Participant over the exercise price. In the case of a United States Participant who is an employee of the Company or its subsidiaries, this ordinary income may also constitute wages subject to the withholding of income tax, and the Company or its subsidiaries will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment to the Internal Revenue Service in money.

     A United States Participant generally will recognize capital gain or loss on a subsequent sale or other taxable disposition of the shares of Class A or Class B Common Stock acquired upon exercise of a NISO, and such gain or loss will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the NISO will be equal to the sum of the exercise price of the NISO and the amount included in income upon exercise of the NISO. The holding period of the shares will be measured from the date of exercise. Depending on whether the shares are held less than 12 months, 12 to 18 months, or longer than 18 months, capital gain or loss will be either short-term, mid-term or long-term.

     If a United States Participant makes payment of the exercise price of a NISO by delivering shares of Class A or Class B Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.

     The Company or its subsidiaries generally will be entitled to a deduction for United States Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the United States Participant upon exercise of his or her NISO, subject to the usual rules as to reasonableness of compensation and provided that the Company or its subsidiaries timely complies with applicable information reporting requirements.

INCENTIVE STOCK OPTIONS

     In general, neither the grant nor the exercise of an ISO will result in taxable income to a United States Participant or a deduction to the Company or its subsidiaries. However, for purposes of the alternative minimum tax, the spread on the exercise of an ISO will be considered as part of the United States Participant's income.

     The sale of the shares of Class A or Class B Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to a United States Participant and will not result in a tax deduction to the Company or its subsidiaries. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, a United States Participant must neither dispose of such shares within two years after the ISO is granted nor within one year after the exercise of the ISO. In addition, a United States Participant generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the ISO.

     If the holding period rules are not satisfied, the portion of any gain recognized by a United States Participant on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Class A or Class B Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company or its subsidiaries generally will be entitled to a deduction for United States Federal income tax purposes equal to the amount of such ordinary income.

     If the United States Participant makes a payment of the exercise price of an ISO by delivering shares of Class A or Class B Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by a United States Participant of shares previously acquired pursuant to the exercise of an ISO to exercise an ISO will be treated as a taxable disposition if the transferred shares were not held by the Participation for the requisite holding period.

CERTAIN INFORMATION WITH RESPECT TO OPTIONS GRANTED

     Benefits Under the 1995 Amended Stock Option Plan. The optionees and the amounts, terms and grant dates of options under the 1995 Stock Option Plan, will be at the discretion of the Compensation Committee, as they are presently, and future grants are not presently determinable. The following table sets forth, with respect to the Named Executive Officers, all executive officers as a group, all non-employee directors as a group, and all employees as a group (excluding executive officers), the number of shares of Common Stock subject to options which were granted during the year ended December 31, 1997 subject to approval by the shareholders of the proposed amendments to the 1995 Stock Option Plan, and certain related information:

                                                                            NUMBER OF SHARES       NUMBER OF SHARES
                                                                               OF CLASS A             OF CLASS B
NAME OF INDIVIDUAL                                                            COMMON STOCK           COMMON STOCK
OR IDENTITY OF GROUP                     CAPACITIES IN WHICH SERVED         SUBJECT TO OPTION      SUBJECT TO OPTION
-----------------------------------  -----------------------------------   -------------------    -------------------
Leonard M. Fertig..................  President and Chief Executive                33,405(2)                  --
                                       Officer (1)
John A. Schwallie..................  Vice President--Finance and Chief            53,449(3)                  --
                                       Financial Officer
All executive officers as a group
  (2 persons)......................                                               86,854                     --
All non-employee directors as a
  group (5 persons)................                                               33,406                 66,810(4)
All employees (except executive
  officers) as a group (72
  persons).........................                                              345,460                     --

------------------
(1) Mr. Fertig resigned as President and Chief Executive Officer of the Company

    on March 26, 1998.

(2) Based on the $25.25 market price of the Class A Common Stock on December 31, 1997, the aggregate net value realizable by Mr. Fertig upon exercise of the options would be $75,161.

(3) Based on the $25.25 market price of the Class A Common Stock on December 31, 1997, the aggregate net value realizable by Mr. Schwallie upon exercise of the options would be $120,260.

(4) The grant of these options was initially authorized in 1997 and was confirmed as a grant of options to purchase shares of Class B Common Stock in February 1998.


     In the first quarter of 1998, the Company hired Michel P. Delloye as President and Chief Executive Officer and Frederic T. Klinkhammer as Executive Vice President and Chief Operating Officer. Pursuant to their respective employment agreements, each received option grants (see pages 12-13).


VOTE REQUIRED; RECOMMENDATION

     Approval of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum but are not counted as votes cast. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE ADOPTION OF THE AMENDMENTS TO THE COMPANY'S 1995 STOCK OPTION PLAN.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE AMENDMENTS TO THE COMPANY'S 1995 STOCK OPTION PLAN TO PROVIDE FOR INCREASING THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK TO BE RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS GRANTED UNDER THE 1995 STOCK OPTION PLAN AND TO PERMIT THE GRANTING OF OPTIONS TO PURCHASE SHARES OF THE COMPANY'S CLASS B COMMON STOCK TO PERSONS PERMITTED TO HOLD SHARES OF CLASS B COMMON STOCK PURSUANT TO THE COMPANY'S BYE-LAWS.

                GRANT TO RONALD S. LAUDER OF OPTIONS TO PURCHASE
                         SHARES OF CLASS B COMMON STOCK

     The Board of Directors of the Company (without the participation of Ronald
S. Lauder) has noted that Ronald S. Lauder, the founder and Chairman of the Board of the Company, has been significantly involved in the development of the Company's overall corporate strategy and in the selection and evaluation of the Company's senior executive officers. The degree of his involvement in specific activities of the Company varies from time to time based on his availability and the needs of the Company. Historically, Mr. Lauder's involvement has been greatest in connection with the acquisitions of broadcasting rights in certain countries, in finding local strategic partners in certain markets and in developing and presenting matters for consideration by the Board of Directors. While from time to time Mr. Lauder may spend and has spent a significant amount of time on Company matters, he has not in the past and does not in the future intend to spend a majority of his time in any particular year on Company affairs. Mr. Lauder is not an employee of the Company.

     The Board of Directors (without the participation of Mr. Lauder) has determined that (i) on a going forward basis it anticipates that Mr. Lauder will play a significant role in the Company's activities related to (a) corporate governance, including the role and the composition of the Board of Directors,
(b) strategic growth and development, both planning and implementation, horizontally and vertically, (c) capital allocation, (d) compensation policies,
(e) evaluation, recruitment and selection of top management including the Company's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel and certain station managers and partners and (f) maintaining and enhancing the Company's position in certain key markets including relations with local partners and government officials, (ii) the Company's ability to grow (a) strategically in traditional television broadcasting in new markets, (b) vertically and (c) horizontally depends to a large degree on Mr. Lauder's support, (iii) Mr. Lauder has valuable knowledge of, and experience in, Central and Eastern Europe, and his expertise can be of great benefit to, and possibly crucial to the future growth and development of, the Company and in its maintaining and obtaining television broadcast licenses,
(iv) Mr. Lauder has an extensive network of business and government contacts throughout Europe and the United States and the Company will only be able to take advantage of these relationships if Mr. Lauder's involvement with and availability to the Company continues, (v) the Board of Directors is eager to preserve and sustain Mr. Lauder's active involvement in the Company beyond that normally expected of a director, (vi) the Board of Directors wishes to provide Mr. Lauder with appropriate remuneration for the services which it is expected he will provide in his capacity as a non-executive director, Mr. Lauder having never asked for or received any cash compensation for services on behalf of the Company, in the past or future, (vii) the great majority of Mr. Lauder's holdings in the Company are in the form of shares of Class B Common Stock of the Company and he has expressed that his interests lie in acquiring shares of Class B Common Stock rather than shares of Class A Common Stock and (viii) granting options to purchase shares of Class B Common Stock to Mr. Lauder would (a) provide reasonable assurance of the continuation of his support for, and involvement with, the affairs of the Company beyond that normally expected of a director, (b) operate as an incentive to Mr. Lauder to concentrate his energies, talents and resources for the benefit of the Company and (c) further align Mr. Lauder's interests with those of other shareholders.

     Accordingly, the Board of Directors believes that it is in the best interests of the Company and its shareholders to grant to Ronald S. Lauder options to purchase 100,000 shares of Class B Common Stock of the Company pursuant to the 1995 Amended Stock Option Plan. The exercise price for these options is equal to 105% of the average of the fair market value for shares of Class B Common Stock of the Company for the ten business days immediately following their grant by the Board ($23.927 per share), the options will become exercisable in two equal installments on the first and second anniversaries of their grant and will expire on the day preceding the tenth anniversary of their grant date. Other than the pricing formula and class of shares, the terms of this option are identical to those approved by the Board of Directors for options granted to employees and non-employee directors in fiscal year 1997.

VOTE REQUIRED; RECOMMENDATION

     Approval of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum but are not counted as votes cast. Approval of this proposal by the shareholders will not be effective unless the shareholders also approve the amendments to the 1995 Stock Option Plan to be voted upon at the Meeting. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE APPROVAL OF THIS PROPOSAL.

     THE BOARD OF DIRECTORS OF THE COMPANY (WITH MR. LAUDER ABSTAINING) UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF GRANTING TO RONALD S. LAUDER OPTIONS TO PURCHASE 100,000 SHARES OF CLASS B COMMON STOCK OF THE COMPANY PURSUANT TO THE 1995 AMENDED STOCK OPTION PLAN.

         THE DIRECTOR, OFFICER AND SENIOR EXECUTIVE CO-INVESTMENT PLAN

     The Board of Directors believes that it is in the best interests of the Company for the Company's senior executives to hold a meaningful amount of their liquid net worth in Common Stock of the Company, and to bear risk of loss, as well as upside, with respect to the Company's Common Stock. This will encourage the executives to think as owners of the Company, and further align their interests with those of the Company and its shareholders. Accordingly, in March 1998, in connection with its approval of the Company's Compensation Principles (see 'Compensation Committee Report on Executive Compensation'), the Compensation Committee has adopted the Director, Officer and Senior Executive Co-Investment Plan (the 'Co-Investment Plan'), as directed by the Board of Directors in the Compensation Principles. The principal terms of the Co-Investment Plan are summarized below and the text of the Co-Investment Plan accompanies this Proxy Statement as Exhibit B.

     The Company's most senior corporate executives and key station managers (approximately [3-5] people at any given time) who will participate in the Co-Investment Plan will be selected by the Compensation Committee. The Co-Investment Plan will commence on the date it is ratified by the Company's shareholders and expire on the tenth anniversary of the date of such ratification. Under the Co-Investment Plan, the Company will be authorized to make matching non-recourse loans, on a dollar-for-dollar basis, to eligible senior executives of the Company and key station managers (but not to Non-Employee Directors) who purchase Company Common Stock (other than through exercise of options). The Committee will also be authorized to make such loans on a recourse basis. The financed shares are required to be pledged as security for such loans, and may not be sold until the executive's employment is terminated or after seven years, whichever period is shorter. Any such loans will bear interest at the 7-year Treasury Note rate at the time of the loan, and interest will be due at the end of each calendar year. At any time, the maximum amount of any such loans to a particular executive that may be outstanding may not exceed such executive's annual base salary. The aggregate amount of such loans at any time outstanding to all senior executives may not exceed $2,000,000. Any such loan will become due at the earlier of (a) the expiration of 7 years, (b) termination of employment for any reason other than death or disability, (c) one year after termination of employment by reason of death or disability and (d) sale of the non-financed shares (in which case the loan shall become due on a pro rata basis with the non-financed shares sold). A participant will be required to apply 25% of his or her annual cash bonus to repay the principal of any such loan. To encourage further ownership of Company Common Stock, the Compensation Committee may match share purchases with grants of options to acquire Class A Common Stock under the 1995 Amended Stock Option Plan.

     To facilitate purchases of Class A Common Stock, the Company is authorized to sell shares of Class A Common Stock to a participant in the Co-Investment Plan, although shares eligible for matching loans (to the extent permitted by applicable laws and regulations) may also be purchased on the open market. In addition, shares may be purchased from the Company under the Co-Investment Plan by non-employee directors to facilitate purchases by them in connection with the non-employee director co-investment component of the Company's Compensation Principles (see 'Compensation of Directors' above). The purchase price for any such shares shall be the mean between the high and the low trading prices of the Company's Class A Common Stock on the date of purchase as reported on the Nasdaq National Market System (or such other recognized market or quotation system on which the trading prices of the Class A Common Stock are reported at such time).

     The Co-Investment Plan will be interpreted and administered by the Compensation Committee, which shall establish written procedures concerning the application for and the making of loans under the Co-Investment Plan and the sale of shares of Class A Common Stock under the Co-Investment Plan. The Co-Investment Plan may generally be amended, modified or terminated by the Board. No such amendment or termination shall adversely affect the right of any participant under any existing loan without the written consent of the participant.

     The United States Federal income tax consequences for a United States Participant (as defined above in the discussion of the Federal income tax consequences of the 1995 Amended Stock Option Plan) with respect to shares purchased under the Co-Investment Plan with the proceeds of non-recourse loan from the Company depend, in part, upon whether the shares purchased by an eligible employee will be considered, under Section 83 of the Internal Revenue Code of 1986 as amended (the 'Code'), actually to have been transferred for Federal income tax purposes at the time of purchase. Internal Revenue Service regulations issued under Section 83 of the Code indicate that a purchase of shares by an employee financed in substantial part by non-recourse debt, may be treated as either a transfer of property or the grant of an option. The factors to be taken into account include (i) the type of property involved, (ii) the extent to which the risk that the property will decline in value has been transferred, and (iii) the likelihood that the purchase price will, in fact, be paid. In this regard, it is unclear whether a participant's direct purchase of shares would be integrated with his purchases with the proceeds of the non-recourse matching loan from the Company under the Co-Investment Plan.

     If the purchase is treated as a transfer of the applicable shares at the time of the purchase, an employee who is a United States Participant would realize no income for Federal income tax purposes with respect to the purchase because the purchase price is the fair market value of the shares. If the initial transaction were treated instead as the grant of an option, it appears that the employee would not realize any income for Federal income tax purposes until such time as the employee bears the risk of a decline in value of the shares purchased and it becomes sufficiently likely that the purchase price will be paid, at which time a transfer of property will be deemed to have occurred, and an employee who is a United States Participant will be subject to Federal income tax, at ordinary income rates, on an amount equal to the excess of the then fair market value of the shares over (a) the original purchase price plus
(b) any amounts denominated as interest under the loan to purchase such shares. The Company generally would be entitled to a Federal income tax deduction in an identical amount at the time the employee recognizes income.

     If a participant's purchase of Common Stock under the Co-Investment Plan is treated as a transfer of the applicable shares at the time of the purchase, or upon such later time as a transfer is deemed to occur of Federal income tax purposes, the Company generally will have interest income equal to interest payable on any loans made to employees to purchase shares of Common Stock. If and to the extent the purchase is instead treated as an option, any amounts denominated as interest under such loans would be treated as a payment under such deemed option, and the Company would not be subject to income tax on such amounts. Interest payable by a United States Participant on a loan made under the Co-Investment Plan may be subject to certain limitations as to deductibility.

NEW PLAN BENEFITS

     The number of shares, if any, which may be sold to eligible employees under the Co-Investment Plan or any options that may be granted to eligible employee or non-employees directors, in 1998 or thereafter, is not now determinable since such amounts depend on the direct purchases of Class A Common Stock by such persons (if any) made after the date of the Meeting.

VOTE REQUIRED; RECOMMENDATION

     Approval of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker-dealer non-votes will be included in determining the presence of a quorum but are not counted as votes cast. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE ADOPTION OF THE CO-INVESTMENT PLAN.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE COMPANY'S DIRECTOR, OFFICER AND SENIOR EXECUTIVE CO-INVESTMENT PLAN.


                         STOCK DEPRECIATION PROTECTION
                             FOR LEONARD M. FERTIG

     The Board of Directors of the Company (without the participation of Leonard
M. Fertig) has determined that it is in the best interests of the Company and its shareholders to approve certain provisions contained in a severance agreement entered into on March 25, 1998 between the Company, two wholly-owned subsidiaries of the Company and Leonard M. Fertig, the former President and Chief Executive Officer of the Company, and a consulting company owned by Mr. Fertig, which provide certain price protections against a decline in the value of shares of the Company's Common Stock which were beneficially owned by Mr. Fertig at the time that he ceased to be the President and Chief Executive Officer of the Company. These provisions are summarized below and a full copy of these provisions accompanies this Proxy Statement as Exhibit C.

     Under the severance agreement, Mr. Fertig has agreed not to sell more than 50,000 shares of the Company's Class A Common Stock prior to May 1, 1998 or the three month anniversary of the date on which he ceases to be a member of the Board of Directors of the Company, whichever is later (the 'Initial Sales Period'). If during the

Initial Sales Period the average per share selling price (before commissions and other expenses of sale) for all shares of the Company's Class A Common Stock owned by Mr. Fertig on March 25, 1998 (the 'Owned Shares') plus all shares of Class A Common Stock acquired by Mr. Fertig upon exercise of options owned by Mr. Fertig on March 25, 1998 if sold prior to the disposition of the Owned Shares (together the 'Eligible Owned Shares'), sold in arm's length transactions is less than $27.625 per share, the Company will pay Mr. Fertig an amount equal to the difference between $27.625 and the higher of either $20.00 or the average selling price of such shares (before deduction for commissions and other expenses of sale) per share sold during the Initial Sales Period.

     On April 30, 1999 or such earlier date as Mr. Fertig has either disposed of the Owned Shares or the average between the high and low selling prices of a share of the Company's Class A Common Stock for 20 consecutive trading days commencing after the Initial Sales Period is $30.00 or more (the 'Trigger Date'), the Company will pay to Mr. Fertig an amount equal to the lesser of (x) $600,000 minus such amounts, if any, paid to Mr. Fertig pursuant to the previous paragraph and (y) the number of Owned Shares not sold during the Initial Sales Period multiplied by the excess, if any, of $23.48 over the sum of (1) the aggregate selling price (before commissions and other expenses of sale) for all Eligible Owned Shares sold in arm's length transactions by Mr. Fertig after the Initial Sales Period and on or before the earlier of April 30, 1999 and the Trigger Date plus (2) the average of the closing prices for a share of the Company's Class A Common Stock for the 20 consecutive trading days ending on either April 30, 1999 or the Trigger Date, whichever is earlier, multiplied by the number of Owned Shares not disposed of during the Initial Sales Period or taken into account in clause (1) divided by the number of Owned Shares not disposed of during the Initial Sales Period.


     Under Bermuda law, the above provisions are required to be approved by the shareholders of the Company.

VOTE REQUIRED; RECOMMENDATION

     Approval of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum but are not counted as votes cast. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE APPROVAL OF THIS PROPOSAL.

     THE BOARD OF DIRECTORS OF THE COMPANY (WITH MR. FERTIG ABSTAINING) UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVING THE STOCK DEPRECIATION PROTECTION PROVISIONS IN LEONARD M. FERTIG'S SEVERANCE AGREEMENT.

                        ADOPTION OF FINANCIAL STATEMENTS

     The Audit Committee of the Board of Directors has approved the audited financial statements for the Company's fiscal year ended December 31, 1997 (the 'Financial Statements') for presentation to the shareholders at the Annual Meeting of Shareholders. Under Bermuda law, the shareholders are requested to adopt financial statements; under Bermuda law, the adoption of the Financial Statements by the shareholders does not affect any rights that the shareholders may have with respect to the Financial Statements.

VOTE REQUIRED; RECOMMENDATION

     The adoption of the Financial Statements requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR ADOPTION OF THE FINANCIAL STATEMENTS AND THE AUDITORS' REPORT THEREON.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE FINANCIAL STATEMENTS AND THE AUDITORS' REPORT THEREON.

                             SELECTION OF AUDITORS

     At the recommendation of the Audit Committee, the Board of Directors recommends to the shareholders that Arthur Andersen & Co., Victoria Hall, Hamilton, Bermuda, be appointed to serve as the independent auditors of the Company until the conclusion of the Company's next annual general meeting of shareholders. In addition, the Board of Directors recommends to the shareholders that the shareholders authorize the Board of Directors to approve the auditors' fee.

     Representatives of Arthur Andersen & Co. are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

VOTE REQUIRED; RECOMMENDATION

     The appointment of Arthur Andersen & Co. to serve as the independent auditors of the Company and the authorization of the Board of Directors to approve the auditors' fee requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS THE COMPANY'S AUDITORS AND FOR THE BOARD OF DIRECTORS TO APPROVE THE AUDITORS' FEE.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS THE COMPANY'S AUDITORS AND A VOTE IN FAVOR OF AUTHORIZING THE BOARD OF DIRECTORS TO APPROVE THE AUDITORS' FEE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1997, CEDC Praha s.r.o ('CEDC Praha'), which owned the facility that Nova TV uses as its main studios and its principal offices (the 'Nova Facility'), terminated the capital lease pursuant to which CEDC Praha leased the Nova Facility to CNTS, and entered into an agreement with CNTS pursuant to which
(i) CEDC Praha assigned the Nova Facility to CNTS and (ii) CNTS assumed CEDC Praha's obligations under a loan from Ceska Sporitelna Bank ('CS') (the 'CS Loan') secured by a mortgage on the Nova Facility. The CS Loan provides for quarterly payments of approximately $480,000, plus interest equal to 3 months PRIBOR plus 1%, to be paid through December 1999. As of December 31, 1997, the outstanding balance under the CS Loan was approximately $3,600,000. Messrs. Lauder, Gaspar and Trollope are Chairman, President and a director, respectively, of the parent company of CEDC Praha, and have an aggregate equity interest in excess of 10% of such parent company.

     R.S. Lauder, Gaspar & Co., LP ('RSLAG') has agreed to perform administrative services for CME Media Enterprises B.V. ('CME BV'), a subsidiary of the Company, pursuant to a services agreement dated as of April 1, 1994 (and subsequently extended) (the 'Services Agreement'). Under the Services Agreement, CME BV has agreed to reimburse RSLAG for its costs (including the costs of employees) incurred in providing administrative services to the Company. The costs of such services that may be requested from time to time by the Company pursuant to the Services Agreement are at a rate that could reasonably be expected to be charged by an unaffiliated third party. During the fiscal year ended December 31, 1997, the Company paid $92,800 to RSLAG under the Services Agreement. The Services Agreement was not negotiated on an arm's length basis. The Company believes, however, that the terms of the Services Agreement are at least as favorable to the Company as those it could negotiate with unrelated parties. Mr. Gaspar is the president of the corporate general partner of RSLAG, and Mr. Lauder is a limited partner, but holds a majority of the economic interests in RSLAG.


     Mr. Gaspar, currently a director of the Company, has a services agreement with the Company which expires in October 1998. Pursuant to the agreement, the Company pays $125,000 per year to a corporation owned by Mr. Gaspar and members of his family for services performed by him outside of the United States. Under the agreement, the Company acknowledges that Mr. Gaspar will devote at least a majority of his business time to activities unrelated to the business and affairs of the Company. The agreement contains prohibitions on the disclosure of confidential information and a non-compete covenant which has a term of two years after its termination. The Company does not intend to renew this agreement.

                             SHAREHOLDER PROPOSALS


     Any proposal of an eligible shareholder intended to be presented at the next annual general meeting of shareholders of the Company must be received by the Company by January 6, 1999 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


                                 MISCELLANEOUS

     Under Bermuda law, no matter or business other than those set forth in the accompanying Notice of Annual Meeting of Shareholders is permitted to be presented at the Meeting.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Officers and regular employees may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. In addition, Shareholder Communications Corporation has been engaged by the Company to act as proxy solicitors and will receive fees of $3,000, plus expenses. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

     The Annual Report to Shareholders for the fiscal year ended December 31, 1997 is being mailed to shareholders simultaneously with this Proxy Statement.

                                          By order of the Board of Directors,


                                          NICOLAS G. TROLLOPE
                                          Secretary


Hamilton, Bermuda
May 6, 1998

                                                                       EXHIBIT A

                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
                             1995 STOCK OPTION PLAN
                   AS AMENDED AND RESTATED TO MARCH 11, 1998

1. PURPOSE.

     The purpose of the 1995 Stock Option Plan (the 'Plan') is to induce employees, nonemployee consultants and directors who are not employees of the Company or [controlling persons of affiliates] a Subsidiary ('nonemployee directors') to retain their association with Central European Media Enterprises Ltd. (the 'Company'), its affiliates and its present and future subsidiaries (each a 'Subsidiary'), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the 'Code'), to attract new employees, nonemployee consultants and directors who are not employees and to encourage such employees, nonemployee consultants and directors who are not employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the 'Board') believes that the granting of stock options (the 'Options') under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) 'incentive stock options' (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or (b) options which are not incentive stock options ('non-incentive stock options') or (c) a combination thereof, as determined by the Committee (the 'Committee') referred to in Section 5 hereof at the time of the grant thereof.


2. EFFECTIVE DATE OF THE PLAN.

     The Plan was adopted by resolution of the Board of Directors of the Company (the 'Board') on August 2, 1995 and [shall become effective upon ratification of the Plan] ratified by a majority of the votes cast by holders of [all the] outstanding shares of the common stock, $.01 par value, of the [Company] Company (the 'Common Stock'), voting as a single class, [at any date not later than August 1, 1996,] in person and by proxy, at the Company's annual general meeting of shareholders held on May 3, 1996. The Plan was further amended by resolution of the Board on March 17 and October 4, 1997 and was amended and restated by resolution of the Board on March 11, 1998, which amendment and restatement shall become effective upon ratification of the Plan by a majority of the votes cast in person or by proxy (provided a quorum is present) at a meeting of the holders of the Common Stock, voting as a single class.


3. STOCK SUBJECT TO PLAN.

     [1,200,000] 3,200,000 of the authorized but unissued shares of the Class A Common Stock (the 'Class A Common Stock') and 320,000 of the authorized but unissued shares of the Class B Common Stock (the 'Class B Common Stock'), are

hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 3,200,000; provided further, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Class A Common Stock or Class B Common Stock are purchased by the Company and set aside for issue upon the exercise of Options; and provided further, however, that the number of shares of Class A Common Stock reserved shall be reduced by the number of shares of Class B Common Stock that are delivered pursuant to the exercise of an Options hereunder. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4. ADMINISTRATION.

     The Plan shall be administered by the Committee referred to in Section 5 hereof. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a 'Participant') to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable and the vesting schedule therefor (which may vary with each optionee and may be granted an a basis less favorable to the optionee than that provided in Section 10 hereof), the number of shares of the Class A Common Stock or Class B Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that Options on Class B Common Stock shall be granted only to persons eligible to he a holder of Class B Common Stock pursuant to the Company's Bye-laws; and provided further, however, that only the Board shall grant Options to nonemployee directors, other than Options granted to nonemployee directors pursuant to Section 20.B. hereof, and to determine the terms thereof. In making such determinations, the Committee or the Board, as the case may be, may take into account the nature of the services rendered by the respective employees and, nonemployee consultants and nonemployee directors, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee or the Board in its discretion shall deem relevant. The Committee's or Board's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.


5. COMMITTEE.

     The Committee shall consist of two or more members of the Board both or all of whom shall be ['disinterested persons'] 'Non-Employee Directors' within the meaning of Rule 16b-[3(c)(2)(i)] 3(b)(i) promulgated under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.


6. ELIGIBILITY.

     An Option may be granted only to a key employee or nonemployee consultant of the Company or a Subsidiary. A director of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary shall be eligible to receive an Option, but only as provided in [Section] Sections 4 and 20 hereof.


7. OPTION PRICES.

     A. The initial per share option price of any Option which is an incentive stock option shall be the price determined by the Committee, but not less than the fair market value of a share of the Class A Common Stock or Class B Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a share of the Class A Common Stock or Class B Common Stock on the date of grant.



     B. The initial per share option price of any Option which is a non-incentive stock option granted to an employee or nonemployee consultant shall be the price determined by the Committee, but not less than either the fair market value of a share of Class A Common Stock on the date of grant or the average fair market value of a share of Class A Common Stock over a period specified in the grant following the date the Option is granted not to exceed 20 business days . Except as provided in Section 20.B, the initial per share price of any option granted to a nonemployee director shall be the price determined by the Board. The initial price per share of any option granted on the shares of Class B Common Stock shall be not less than 105% of either the fair market value of a share of the Class A Common Stock on the date of grant or the average fair market value of a share of Class A Common Stock over a period specified in the grant following the date the Option is granted not to exceed 20 business days, as the Board or Committee granting such Option shall determine. The Committee may provide that the option price per share will increase to reflect the cost of capital or any other objective measure or may set the initial exercise price at an amount in excess of the fair market value at the time of grant.



     C. For all purposes of the Plan, the fair market value of a share of the Class A Common Stock or the Class B Common Stock on any date shall be equal to
(i) if, on such day, shares of the Class A Common Stock shall be traded on a national securities exchange, the closing sales price of a share of the Class A Common Stock as published by such national securities exchange or if there is no sale of the Class A Common Stock on such date, the average of the bid and asked price on such exchange at the close of trading on such date, or (ii) if the shares of the Class A Common Stock are not listed on a national securities exchange on such date, and are traded on a national securities market, the average of the bid and asked price in the over-the-counter market at the close of trading on such date, or (iii) if the provisions of clause (i) and clause
(ii) shall not be applicable, such amount as shall be determined in good faith by the Board.


8. OPTION TERM.

     Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof. The Committee may provide that the length of the term of an Option will vary with the length of the period over which the Option first becomes exercisable.



9. LIMITATIONS ON AMOUNT OF INCENTIVE STOCK OPTIONS GRANTED.



     The aggregate fair market value of the shares of the Class A Common Stock or Class B Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.


10. EXERCISE OF OPTIONS.

     A. [A Participant may not exercise an Option] Each Option shall be exercisable, and the total number of shares subject thereto shall be purchasable in installments, which need not be equal, as specified in the Option. Except as otherwise determined by the Committee, the first installment shall not become exercisable during the period commencing on the date of the granting of such Option [to him] and ending on the day next preceding the first anniversary of such date. [A Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one half of the shares granted thereby and (ii) during the period commencing on the second anniversary, exercise such Option with respect to all of the shares granted thereby minus the number of shares with respect to which such Option shall have theretofore been exercised.] An installment once exercisable shall remain exercisable until the Option expires or is terminated.


     B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.


     C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Class A Common Stock or Class B Common Stock and payment to the Company of the amount of the option price for the number of shares of the Class A Common Stock or the Class B Common Stock so specified; provided, however, that all or any portion of such payment may be made in kind by the delivery of shares of the Class A Common Stock or Class B Common Stock, as the case may be, having a fair market value equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Class A Common Stock or Class B Common Stock issuable upon such exercise.


     D. Notwithstanding the terms of this Section 10, the Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

11. TRANSFERABILITY.


     No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him; provided, however that the Board or Committee may provide that a Participant may transfer an Option for no consideration to any member of his or her immediate family or to any trust for the benefit of the Participant's immediate family.



12. TERMINATION OF EMPLOYMENT OR SERVICE.

     In the event a Participant leaves the employ of the Company and the Subsidiaries, or the services or the contract of a nonemployee consultant of the Company and the Subsidiaries is terminated or a Participant ceases to serve as [an Outside Director (as defined hereafter), whether voluntarily or otherwise but other than by reason of his death,] a nonemployee director (a
'Termination'), an Option may thereafter be exercised only as hereinafter provided:



          (a) If Termination occurs by reason of (i) termination by the Company or a Subsidiary other than for Cause (as hereinafter defined), (ii) disability, (iii) death, or (iv) retirement at or after age 65, each Option theretofore granted to him which shall not have theretofore expired or otherwise been [cancelled] canceled shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of one (1) year after the date of such [Participant's termination of employment or service] Termination and the date of termination specified in such Option. [In the event a Participant's employment with the Company and the Subsidiaries or service as a nonemployee consultant or an Outside Director terminates by reason of his death];



          (b) If Termination occurs by reason of a Participant's voluntary termination, each Option theretofore granted to him which shall not have theretofore expired or otherwise been [cancelled shall become immediately exercisable in full] and canceled shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of [three
     (3) months] ninety (90) days after the date of [the qualification of a representative of his estate] Termination and the date of termination specified in such Option; and




          (c) If Termination occurs by reason of termination by the Company for Cause, each Option theretofore granted to him which shall not have theretofore expired or otherwise been canceled shall immediately terminate;



     'Cause' shall mean (i) the commission by a Participant of any act or omission that would constitute a felony under United States federal, state or equivalent foreign law, or an indictable offense under Bermuda law, (ii) a Participant's gross negligence, recklessness, dishonesty, fraud, disclosure of trade secrets or confidential information, willful malfeasance or willful misconduct in the performance of services to the Company or its Subsidiaries,
(iii) willful misrepresentation to shareholders or directors which is injurious to the Company; (iv) a willful failure without reasonable justification to comply with reasonable directions of Participant's supervisor; or (v) a willful and material breach of a Participant's duties or obligations under any agreement with the Company or a Subsidiary.


13. ADJUSTMENT OF NUMBER OF SHARES.


     A. In the event that a dividend shall be declared upon the Class A Common Stock payable in shares of the Class A Common Stock, the number of shares of the Class A Common Stock then subject to any Option, the number of shares of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares referred to in Section [20B] 20.B. hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.


     B. In the event that the outstanding shares of the Class A Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Class A Common Stock then subject to any Option, for each share of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Class A Common Stock referred to in Section [20B] 20.B. hereof, the number and kind of shares of stock or other securities into which each outstanding share of the Class A Common Stock shall be so changed or for which each such share shall be exchanged.



     C. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Class A Common Stock, or of any stock or other securities into which the Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Section [20B] 20.B. hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan.




     D. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.



     E. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate.



     F. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of this Section 13, each Option, to the extent not theretofore exercised, shall be immediately exercisable in full.



     G. This Section 13 shall apply, pari passu, with respect to Class B Common Stock.


14. PURCHASE FOR INVESTMENT, WITHHOLDING AND WAIVERS.


     Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine. In the case of each [non incentive] stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to all federal, state, local and foreign withholding tax requirements as the Committee may determine.


15. NO STOCKHOLDER STATUS.


     Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Class A Common Stock or Class B Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16. NO RESTRICTIONS ON CORPORATE ACTS.


     Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Class A Common Stock or Class B Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.



17. NO EMPLOYMENT RIGHT OR RIGHT TO CONTINUED SERVICE.



     Neither the existence of the Plan nor the grant of any Option shall require the Company or any [subsidiary] Subsidiary to continue any Participant in the employ of the Company or such Subsidiary, as a nonemployee consultant of the Company or a Subsidiary or as a director of the Company.


18. TERMINATION AND AMENDMENT OF THE PLAN.

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the Common Stock voting as a single class as provided in the Company's Bye-laws present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised. Except as otherwise provided in Section 13 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

19. EXPIRATION AND TERMINATION OF THE PLAN.

     The Plan shall terminate on the business day preceding the tenth anniversary of its effective date or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.


20. OPTIONS FOR OUTSIDE DIRECTORS.


     A. A [director of the company who is not an employee of the Company (an 'Outside Director')] nonemployee director shall be eligible to receive [an Option] Options. Except as otherwise provided in this Section 20, each such Option shall be subject to all of the terms and conditions of the Plan.



     B. I. Upon the effective date of the Company's first registration statement under the Securities Act of 1933, as amended, each [Outside] nonemployee Director shall be granted an Option to purchase 10,000 shares of the Class A Common Stock.



        II. At [the first meeting of the Board following the first anniversary date of an Outside Director's joining the Board of Directors, and at the first meeting of the Board following each subsequent such anniversary date, each Outside Director] each annual meeting of the Company, each nonemployee director who shall have served as a nonemployee director since the immediately preceding annual meeting shall be granted a non-incentive stock option to purchase 10,000 shares of the Class A Common Stock or Class B Common Stock.



        III. The initial per share option price of each Option granted to [an Outside Director] a nonemployee director pursuant to this Section 20.B. shall be equal to either the fair market value of a share of [the] Class A Common Stock on the date of grant, or the average fair market value of a share of Class A Common Stock for the ten (10) consecutive business days immediately following the date the Option is granted or 105% of the fair market value of a share of Class A Common Stock, or 10 consecutive business day average thereof, in the case of a grant of an option on shares of Class B Common Stock.

        IV. The term of each Option granted to an [Outisde Director] a nonemployee director pursuant to this Section 20.B. shall be ten years from the date of the granting thereof.



        V. All or any portion of the payment required upon the exercise of an Option granted to [an Outisde Director] a nonemployee director may be made in kind by the delivery of shares of the Class A Common Stock or Class B Common Stock, as the case may be, having a fair market value on the date the Option is exercised equal to the portion of the option price so paid.




     C. The provisions of this Section 20 may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are [not Outside Directors and the provisions of this
Section 20 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the Rules of the Securities and Exchange Commission promulgated under
Section 16 of the Exchange Act,] nonemployee directors.


21. GOVERNING LAW.

     The Plan shall be governed by the laws of Bermuda.

                                                                       EXHIBIT B

                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

           DIRECTOR, OFFICER AND SENIOR EXECUTIVE CO-INVESTMENT PLAN

1. PURPOSES

     The purposes of this Central European Media Enterprises Ltd. Director, Officer and Senior Executive Co-Investment Plan (the 'Plan') are (a) to encourage certain select senior executives of Central European Media Enterprises Ltd. (the 'Company') and its subsidiaries and key station managers to hold a meaningful amount of their liquid net worth in Common Stock of the Company and to invest personal capital in the Company, thereby encouraging such executives to think as owners of the Company with real risk of loss, as well as upside return, further aligning their interests with those of the Company and its shareholders and (b) to encourage and facilitate investment in and purchases of shares of the Company's Common Stock by such executives and key station managers and by the non-employee directors of the Company.

2. ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the 'Board'), or such other committee as shall be designated by the Board to administer the Plan, which shall consist of at least two directors of the Company chosen by the Board each of whom is a director of the Company who is both a 'Non-Employee Director' within the meaning of Rule 16b-3 under the Exchange Act and an 'outside director' within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Committee'). Subject to the provisions of the Plan, the Committee shall possess the authority (a) to select the officers, employees and key station managers eligible to participate in the Plan ('Participants'); (b) to determine the period or periods during any year within which Participants may purchase stock from the Company under the Plan; (c) establish rules and procedures under the Plan requiring prior notice by Participants of the number of shares to be purchased and the proposed date of such purchase; (d) to determine and to set the terms and conditions of all loans under the Plan for the purchase of stock and the loan documentation relating thereto, including any pledges of the Common Stock acquired under the Plan; (e) to interpret the Plan; (f) to make and amend rules and regulations relating to the Plan; and (f) to make all other determinations necessary or advisable for the administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant or any non-employee director who has purchased shares from the Company pursuant to the Plan. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

3. ELIGIBLE PARTICIPANTS


     The most senior corporate executives and key station managers of the Company and its subsidiaries selected by the Committee shall be eligible (i) for loans from the Company to facilitate purchases of Class A Common Stock of the Company pursuant to the Plan and (ii) to purchase shares of the Company's Class A Common Stock from the Company pursuant to the Plan. The Company's non-employee directors, for these purposes including the Chairman and Vice Chairman so long as such person receives no compensation for his services to the Company other than as a non-executive Chairman or Vice Chairman, as the case may be (each, a 'non-employee director') shall be eligible to purchase shares of the Company's Class A Common Stock from the Company pursuant to the Plan in order than such non-employee directors might meet any share purchase requirements related to any option grants the Company may make to such persons, but non-employee directors shall not be eligible for loans under the Plan to purchase such shares.

4. MAXIMUM AMOUNT OF LOANS

     The maximum aggregate principal amount of all loans made pursuant to the Plan outstanding at any time may not exceed US$2,000,000. The maximum aggregate principal amount of all loans outstanding at any time made to any individual may not exceed such individual's annual base salary at the time any such loan is made.

5. TERMS AND CONDITIONS OF LOANS

     If a Participant purchases shares of the Class A Common Stock of the Company in the open market or from the Company pursuant to the Plan, other than pursuant to the exercise of a stock option, (the 'Matched Shares'), the Company may make a matching loan to such Participant not to exceed the Fair Market Value (as defined below) of the Matched Shares, the proceeds of such loan to be used to by such Participant to purchase additional shares of Class A Common Stock (either in the open market or from the Company pursuant to the Plan). Any such loan shall be subject to any limitations imposed by law. The Committee shall establish the terms and conditions of the loans, which shall be secured by a pledge of the shares of Class A Common Stock purchased with the proceeds thereof. The loans may be non-recourse (other than to the pledged shares) or, if so determined by the Committee at the time such a loan is made, partially or fully recourse. Shares purchased with the proceeds of a loan may not be sold until the Participant's employment with the Company is terminated or after seven years, whichever period is shorter, unless the Committee shall have consented to an earlier sale. Any such loans will bear interest at the 7-year Treasury Note rate in effect at the time of the loan, and interest shall be due at the end of each calendar year.

     Any such loan shall not have a maturity that is later than the earliest of:
(a) the expiration of 7 years from the date the loan is made; (b) termination of the Participant's employment for any reason other than death or disability; (c) one year after termination of the Participant's employment by reason of death or disability; and (d) a Participant's sale of Matched Shares (in which case the loan shall become due on a pro rata basis with the Matched Shares sold).


     A Participant will be required to apply 25% of his or her annual cash bonus, or such higher figure as the Committee determines, to repay the principal of any such loan.

     Any such loan shall have such other terms and conditions as the Committee determines, and shall be evidenced by a promissory note and pledge agreement in form and substance satisfactory to the Committee.

6. TERMS AND CONDITIONS OF STOCK PURCHASES

     Participants and non-employee directors shall be eligible to purchase shares of Class A Common Stock from the Company under the Plan. The Committee shall determine the maximum number of shares that may be sold under the Plan in any year to any Participant or non-employee director. Notwithstanding the foregoing, a non-employee director shall not be eligible to purchase an aggregate number of shares of Class A Common Stock from the Company under the Plan that exceeds the sum of (a) the number of shares subject to outstanding stock options previously granted by the Company to such non-employee director plus (b) 25,000.

     The purchase price for each share of Class A Common Stock to be sold pursuant to the Plan shall be the average of the Fair Market Value of a share of Class A Common Stock over the 10 day period following the effective date of any notice delivered by such purchaser to so purchase shares of Class A Common Stock. As used herein, 'Fair Market Value' shall be the mean between the high and the low trading prices of the Company's Class A Common Stock on any date of determination as reported on the Nasdaq National Market System (or such other recognized market or quotation system on which the trading prices of the Class A Common Stock are reported at such time).

7. ADJUSTMENT OF SHARES

     In the event of any change in the Class A Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter are subject to purchase under the Plan shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

8. NO RIGHT TO EMPLOYMENT

     The Plan and any awards under the Plan shall not confer upon any director any right with respect to continuance as a director of the Company, nor shall they interfere in any way with any right the Company or any subsidiary may have to terminate any individual's service to the Company or such subsidiary at any time.

9. TERM OF THE PLAN; AMENDMENT; MODIFICATION

     The Plan shall commence on the date it is approved by the Company's shareholders and shall terminate on the tenth anniversary of such date. Notwithstanding the foregoing, the Board of Directors may terminate the Plan at any time. The Plan may be amended or modified by the Board of Directors, provided that Board shall not be authorized, without the approval of the Company's shareholders, to (a) increase the number of shares of Class A Common Stock that can be sold under the Plan, (b) reduce the purchase price of a share of Class A Common Stock sold under the Plan below its Fair Market Value, or (c) increase the principal amount of loans that may be outstanding at any time. No amendment, modification or termination of the Plan shall adversely affect the right of any participant under any existing loan without the written consent of the participant.

10. GOVERNING LAW

     This Plan shall be construed and enforced according to the laws of Bermuda.

                                                                       EXHIBIT C

                    STOCK DEPRECIATION PROTECTION PROVISIONS
                   OF LEONARD M. FERTIG'S SEVERANCE AGREEMENT

     The stock depreciation protection provisions of Leonard M. Fertig's severance agreement with the Company and two of its wholly-owned subsidiaries, dated March 25, 1998, which are subject to shareholder approval at the Meeting, are as follows:


     '6. STOCK DEPRECIATION PROTECTION


          (a) Sales During the Initial Period. Executive currently owns 223,805 shares of Common Stock of CME (the 'Owned Shares'). Executive agrees that he will not sell more than 50,000 shares of CME Common Stock prior to the expiration of the later of (i) May 1, 1998 and (ii) three months after the date on which Executive ceases to be a member of the Board of Directors of CME (the 'Initial Period').

          (b) Payment with Respect to Sales During the Initial Period. If Executive makes a permitted sale of shares of CME Common Stock in one or more arm's length transactions during the Initial Period, and the average per share selling price (before deduction for commissions and other expenses of sale) for all shares of CME Common Stock sold during the Initial Period is less than $27.625 per share, then CME will pay Executive an amount equal to the difference between $27.625 and the higher of (i) $20.00 and (ii) the average selling price (before deduction for commissions and other expenses of sale) for the shares sold.

          (c) Sales After the Initial Period and on or Before April 30,
     1999. On the earliest of April 30, 1999, the date that Executive shall have disposed of all of the Owned Shares and the $30.00 Date, CME will pay Executive an amount equal to the lesser of (x) $600,000 minus the amount, if any paid pursuant to Section 6(b), and (y) the number of Owned Shares not disposed of during the Initial Period multiplied by the excess, if any, of A over B, where

          A = $23.48, and

          B = the sum of (1) the selling price (before commissions and other expenses of sale) for all of the Owned Shares that have been disposed of in an arm's length transaction after the end of the Initial Period and on or before the earlier of April 30, 1999 and the $30.00 Date plus (2) the average of the closing prices for a share of CME Class A Common Stock for the 20 consecutive trading days ending on April 30, 1999 multiplied by the number of Owned Shares not disposed of during the Initial Period or taken into account in clause (1), divided by (3) the number of Owned Shares not disposed of during the Initial Period;


    provided that if the average between the high and low prices for a share of CME Class A Common Stock for any 20 consecutive trading days commencing after the expiration of the Initial Period is $30.00 or more, the determination of the payment due to Executive under this Section 6(c) shall be made as of the last day of such 20-day period (the '$30.00 Date'), and $30.00 shall be the amount used in Clause (2) of this Section 6(c).

          (d) Time of Payment. Payments under this Section 6 will be made within 30 days after each payment is determined. Notwithstanding the foregoing, CME shall not be obligated to make any payment provided for in this Section 6 if CME notifies Executive in writing that Executive has materially breached this Agreement, and Executive has not cured such breach within 30 days after receiving such notice.

          (e) Capital Adjustments; Effect of Stock Options. In the event that on or before April 30, 1999, CME shall have effected one or more stock dividends, stock splits, reorganizations, recapitalizations, combination of shares, mergers, consolidations, or other changes on the corporate structure or stock of CME, the number of shares and the per share prices set forth in this Section 6 shall be equitably adjusted to prevent a diminution or enlargement of Executive's rights hereunder. If Executive disposes of any shares of CME Common Stock acquired upon exercise of a stock option on or before April 30, 1999, such sale shall be deemed to be a sale of Owned Shares if made prior to the disposition of all of the Owned Shares.'

                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
         PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS--JUNE 5, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Nicolas G. Trollope, Michael Ashford, Anthony Whaley and Robert Briant, or any of them acting singly, with the power of substitution in any of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of Central European Media Enterprises Ltd. (the "Company") held of record by the undersigned on April 27, 1998 at the Annual General Meeting of Shareholders to be held at the offices of Conyers Dill & Pearman, Clarendon House, Church Street, Hamilton HM CX, Bermuda, on Friday, June 5, 1998, at 10:00 A.M. and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the matters contained herein.

         This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted (i) FOR the election of the seven named individuals as directors, (ii) FOR the approval of the proposal to set the maximum number of directors to serve on the Board of Directors until the next Annual General Meeting at ten (iii) FOR the approval of the proposed amendments to the Company's 1995 Stock Option Plan to (a) increase the maximum number of shares of the Company's Common Stock reserved for issuance upon the exercise of options granted pursuant to the 1995 Stock Option Plan by 2,000,000 shares from 1,200,000 shares to 3,200,000 shares and (b) authorize the grant of options to purchase shares of Class B Common Stock of the Company to eligible persons in an amount not to exceed 10% of the number of shares of Company Common Stock for which options may be granted under the 1995 Stock Option Plan, (iv) FOR the approval of the proposal to grant Ronald S. Lauder options to purchase 100,000 shares of Class B Common Stock pursuant to the Company's 1995 Stock Option Plan, (v) FOR the approval of the proposal to adopt the Director, Officer and Senior Executive Co-Investment Plan of the Company, which includes the ability of the Company to make loans in the aggregate amount of $2,000,000 to senior executives for the purchase of shares of the Company's Common Stock, (vi) FOR the approval of a proposal to approve certain stock depreciation protection provisions in Leonard M. Fertig's severance agreement, (vii) FOR the adoption of the financial statements of the Company and the auditors' report thereon for the Company's fiscal year ended December 31, 1997, and (viii) FOR the appointment of Arthur Andersen & Co. as independent auditors of the Company for the 1998 fiscal year and the authorization of the Board of Directors to approve the auditors' fee.

         Shares cannot be voted unless this proxy card is signed and returned or shares are voted by telephone. To vote by telephone, shareholders should call 1-888-836-5076.

                         (To be Signed on Reverse Side)

/ X /  Please mark your
       votes as in this
       example
                                                               WITHHOLD
                                       FOR all               AUTHORITY to
                                   nominees listed           vote for the
                                   below (except as         nominees listed
                                   indicated below)             below
1. The election of                     /   /                    /   /
seven directors
nominated by the
Board of Directors to
serve until the next
Annual General Meeting
of Shareholders:

NOMINEES: RONALD S. LAUDER, MICHEL DELLOYE, PETER R. GOLDSCHEIDER, ROBERT R. GRUSKY, ROBERT A. RAYNE, HERBERT S. SCHLOSSER AND NICOLAS G. TROLLOPE

Instruction: to withhold authority to vote for any individual nominee, write that nominee's name on this line:

-------------------------------------------------------------------------------




                                                FOR    AGAINST   ABSTAIN
2. The approval of a proposal to set            / /      / /       / /
the maximum number of directors to
serve on the Board of Directors until
the next Annual General Meeting of
Shareholders at ten.

3. The approval of a proposal to amend the Company's 1995 Stock Option Plan to
(a) increase the maximum number of shares of the Company's Common Stock reserved for issuance upon the exercise of options granted pursuant to the 1995 Stock Option Plan by 2,000,000 shares from 1,200,000 shares to 3,200,000 shares and (b) authorize the grant of options to purchase shares of Class B Common Stock of the Company to eligible persons
in an amount not to exceed                      / /      / /       / /
10% of the number of shares of
Company Common Stock for which
options may be granted under
the 1995 Stock Option Plan.

                                                       FOR    AGAINST   ABSTAIN
4. The approval of a proposal to grant Ronald S.       / /      / /       / /
Lauder options to purchase 100,000 shares of Class
B Common Stock of the Company pursuant to the Company's 1995 Amended Stock Option Plan.


5. The approval of a proposal to adopt the            / /      / /       / /
Director, Officer and Senior Executive Co-
Investment Plan of the Company, which includes the ability of the Company to make matching loans in the aggregate amount of $2,000,000 to senior executives for the purchase of shares of the Company's Common Stock.

6. The approval of a proposal to approve certain      / /      / /       / /
stock depreciation protection provisions in
Leonard M. Fertig's severance agreement.

7. The adoption of the financial statements of the    / /      / /       / /
Company and the auditors' report thereon for the Company's fiscal year ended December 31, 1997.

8. The appointment of Arthur Andersen & Co. as        / /      / /       / /
independent auditors of the Company for the 1998 fiscal year and the authorization of the Board of Directors to approve the auditors' fee.

       PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on June 5, 1998, and the Proxy Statement, dated May 6, 1998 prior to the signing of this proxy.




_______________________DATE______,1998___________________________DATE______,1998
      SIGNATURE                        SIGNATURE IF HELD JOINTLY

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in the partnership name by an authorized person.